Exhibit 2.1

EXECUTION VERSION

ASSET PURCHASE AGREEMENT

AMONG

NFP PROPERTY & CASUALTY SERVICES, INC.,

SDN INSURANCE AGENCY, LLC

AND

FINANCIAL INSTITUTIONS, INC.

April 1, 2024

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is made and entered into as of April 1, 2024, by and among NFP PROPERTY & CASUALTY SERVICES, INC., a New York corporation (the “Buyer”), SDN INSURANCE AGENCY, LLC, a New York limited liability company (the “Seller”), and FINANCIAL INSTITUTIONS, INC., a New York corporation (the “Parent”, and together with the Seller, the “Seller Parties”). Each of the Buyer, the Seller and the Parent are sometimes hereinafter referred to as a “Party” and, collectively, the “Parties”.

PRELIMINARY STATEMENTS

A.
The Buyer is a subsidiary of NFP CORP., a Delaware corporation (“NFP”, and NFP and the Buyer and each of their respective direct and indirect subsidiaries and Affiliates, as they exist now or in the future, and each of their respective successors and assigns, collectively, the “NFP Group”); and given the national scope of the NFP Group’s operations and the substantial connections of the Parties and the NFP Group to the State of Delaware, the Parties have knowingly and voluntarily chosen to have this Agreement governed by Delaware law as more fully set forth in this Agreement.
B.
The Parent owns, of record and beneficially, all of the outstanding membership interests of the Seller.
C.
The Seller is a multi-disciplinary insurance and financial services business which offers various products and services, including, without limitation, the provision of property and casualty insurance products and services, including, without limitation, personal and commercial insurance products and services, as well as health, welfare and other insurance products and services, such as, life, long-term care, workers compensation insurance products and services, group life, long- and short-term disability insurance products and services and employee benefits planning products and services (the foregoing business of the Seller collectively as it exists today and as it may grow, develop and expand in the future while owned by the Buyer, the “Business”).
D.
The Buyer desires to acquire, and the Seller desires to sell, substantially all of the assets of the Seller, the goodwill associated therewith and with the Business, and the ongoing Business operated by the Seller as of the Closing, including the assumption of certain specified liabilities of the Business, in exchange for substantial consideration, upon the terms as more fully provided herein (the “Sale”).
E.
In connection with the transactions contemplated hereunder, and as a material inducement to the Buyer to enter into this Agreement and consummate the transactions contemplated hereby, William Gallagher is entering into an employment agreement with the Buyer (the “Employment Agreement”, and Mr. Gallagher, the “Key Employee”), as of the date of this Agreement, which is attached hereto as Exhibit A. For the avoidance of doubt, the execution and delivery of the Employment Agreement as of the date of this Agreement is a condition precedent to the Buyer’s willingness to acquire the Purchased Assets, the Assumed Liabilities and the Business.
F.
In connection with the transactions contemplated hereunder, the Purchased Assets will become part of the NFP Group. The NFP Group has developed and maintained, and will continue to develop and maintain, invaluable business relationships (contractual and prospective) with the NFP Group’s employees, producers, and other account executives, customer service representatives and internal staff members, as well as clients, customers, prospective clients, brokers and independent contractors, and associated goodwill, which business relationships and goodwill are vital to the NFP Group’s success and competitive advantage.

G.
As a further material inducement to the Buyer to enter into this Agreement and to enter into the Employment Agreement and consummate the transactions contemplated hereby and thereby, and to protect (i) the goodwill in the Business and valuable confidential information, client, customer, employee and other business relationships of the Seller and the Business that the Buyer is acquiring through the Sale and is included in the Purchased Assets and (ii) the goodwill and valuable confidential information, client, customer, employee, and other business relationships of the Seller and the Business that the Buyer is acquiring through the Sale that are included in the Purchased Assets, the Seller Parties are entering into a restrictive covenant agreement in the form attached hereto as Exhibit B (the “Restrictive Covenant Agreement”, and the restrictive covenants included therein, the “Restrictive Covenants”).
H.
In connection with the Closing, the Buyer, Seller and Parent will be entering into a (i) Transition Services Agreement that is attached hereto as Exhibit C (the “Transition Services Agreement”), which will provide for certain services by the Parent and its Affiliates to the Buyer in furtherance of the Business for a limited period of time and (ii) a Strategic Marketing Agreement that is attached hereto as Exhibit D (the “Strategic Marketing Agreement”) pursuant to which the Buyer and its Affiliates can offer its full range of products and services to the Parent’s client base.

AGREEMENT

Now, therefore, in consideration of these premises and the mutual and dependent promises hereinafter set forth, the Parties agree as follows:

ARTICLE I

PURCHASE AND SALE
1.1
Sale and Purchase of the Purchased Assets.

Subject to the terms and conditions set forth herein, at the Closing, except for the Excluded Assets set forth in Section 1.2, the Seller shall (and the Parent shall cause the Seller to) sell, assign, transfer, convey and deliver to the Buyer, and the Buyer shall purchase from the Seller, free and clear of all Encumbrances (as defined below), all of the Seller’s right, title and interest in, to and under the following assets, properties, rights and interests, whether real, personal or mixed, tangible or intangible (including goodwill), or otherwise, and wherever located (collectively, the “Purchased Assets”):

(a)
all of the assets, properties and rights of the Seller reflected on the most recent balance sheet contained in the Financial Information (as defined in Section 3.6(a)), as modified or changed between the date of such balance sheet and the Closing without violation of the provisions of Section 3.5;
(b)
all Cash (as defined below) of the Seller;
(c)
all bank accounts of the Seller, including the bank accounts set forth on Schedule 1.1(c) but excluding the Excluded Seller Bank Account, and all cash and cash equivalents therein as of the Closing;
(d)
all accounts and notes receivable of the Seller and all right to collect insurance commissions, service fees and other commissions, fees or other compensation paid, payable or due to the Seller (including all refunds, contingent commissions or similar compensation from insurance underwriters, carriers or otherwise);

(e)
all Contracts (as defined in Section 3.13(a)) to which the Seller is a party (other than this Agreement, the agreements executed pursuant hereto, the Excluded Contracts and any other Contract that constitutes an Excluded Asset or Excluded Liability hereunder) (the “Assigned Contracts”), including without limitation, Contracts with insurance carriers, clients and/or customers;
(f)
all customer and client relationships of the Business, including, without limitation, all Client Accounts (as defined in Section 3.18(b)), and the expiration and renewal rights associated therewith, all client lists and all information and books and records associated with or regarding such relationships and Client Accounts;
(g)
all Intellectual Property (as defined in Section 3.9(a)) that is used in or necessary for the conduct by the Seller of the Business, including, without limitation, the “SDN Insurance” trade name, or any variation thereof, domain names, websites, email addresses, social media accounts and phone numbers, but excluding the Excluded Intellectual Property Assets (the “Assigned Intellectual Property Assets”);
(h)
all inventories of work-in-process and active job orders which are used or held for use by the Seller;
(i)
all furniture, fixtures, equipment, machinery, tools, office equipment, supplies, computers, telephones and other tangible personal property of the Seller, including as set forth on Schedule 1.1(i) (the “Tangible Personal Property”);
(j)
all Permits (as defined in Section 3.20(a)), but only to the extent such Permits may be transferred under applicable Law;
(k)
all present and future rights, claims (including insurance and indemnity claims), counterclaims, demands, other Actions (as defined in Section 3.8), warranties, causes of action, choses in action and rights of recovery or refund or reimbursement or set-off, of whatever nature, and all rights, proceeds and benefits arising therefrom or relating thereto, in each case, solely to the extent arising from or relating to the Business, the Purchased Assets or the Assumed Liabilities, but excluding any of the foregoing that constitute Excluded Liabilities;
(l)
all prepaid expenses, credits, advance payments, claims, security, refunds, deposits, charges, sums and fees, in each case to the extent arising from or relating to the Business;
(m)
subject to Section 1.9, except to the extent prohibited by applicable Law or constituting Excluded Attorney Work Product (as defined below), all books, records, ledgers, logs, documentation, correspondence, lists, specifications, reports, manuals, surveys and files or other similar materials and information (including all sales, marketing and promotional literature or materials, lists of current and prospective customers, suppliers, distributors, dealers and sales representatives, lists of prospects, lists of other purchasers of goods and services, business plans and marketing plans, market research, records of operation, product lists and databases, engineering and production files, standard forms of documents, manuals of operations or business procedures, employee training materials and similar materials), whether in paper, electronic or other form, in each case, to the extent arising from or relating to the Business, the Purchased Assets or the Assumed Liabilities, but excluding personnel records that may not be transferred to the Buyer under applicable Law;
(n)
all assets, properties, rights and interests set forth on Schedule 1.1(n);
(o)
goodwill associated with the Business or any of the assets described in the foregoing clauses; and

(p)
all other assets and properties of every kind and nature owned or held by the Seller, used or usable in the Business.

As used in this Agreement, “Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership; and “Excluded Attorney Work Product” means all attorney-client privileged communications between the Seller Parties and Luse Gorman, PC made before the consummation of the Closing in connection with the negotiation, preparation, execution, delivery and Closing under this Agreement or any Ancillary Document.

1.2
Excluded Assets. Notwithstanding anything to the contrary in this Agreement, the following assets, rights, properties and interests of the Seller (collectively, the “Excluded Assets”) are excluded from the Sale, shall be retained by the Seller Parties, and shall not constitute Purchased Assets transferred to the Buyer:
(a)
the corporate seals, organizational documents, minute books, stock books, Tax Returns (as defined in Section 3.11(s)), books of account or other records having to do with the organization of the Seller;
(b)
all Employee Benefit Plans (as defined in Section 3.12(g)) and assets attributable thereto, all insurance policies of the Seller (provided, however proceeds of insurance policies which relate to claims based on events occurring prior to the Closing shall not be an Excluded Asset to the extent that such proceeds cover an Assumed Liability) and all personnel records that Seller is required by applicable Law to retain in its possession and not transfer to a third party;
(c)
the Intellectual Property set forth on Schedule 1.2(c) (the “Excluded Intellectual Property Assets”);
(d)
the tangible personal property set forth on Schedule 1.2(d) (the “Excluded Tangible Personal Property”);
(e)
the additional assets, rights, properties and interests set forth on Schedule 1.2(e);
(f)
the Contracts set forth on Schedule 1.2(f) (the “Excluded Contracts”);
(g)
the rights which accrue or will accrue to the Seller under this Agreement and the Ancillary Documents (as defined in Section 4.2), and all monies to be received by Seller from Buyer under this Agreement (without prejudice to Buyer’s right to recoupment or offset thereof as set forth elsewhere herein or as otherwise permitted by Law);
(h)
the newly created bank account of the Seller that has been established prior to the Closing Date to receive the payment of the Purchase Price from the Buyer (the “Excluded Seller Bank Account”);
(i)
the rights of the Seller in, to and under all Contracts related to any Excluded Asset or Excluded Liability and all claims, rights or causes of action related to any Excluded Asset or Excluded Liability.

(j)
Seller’s rights to any refunds in respect of Taxes or other charges imposed by Governmental Authorities which are Excluded Liabilities pursuant to Section 1.4(d), or with respect to the Excluded Assets; and
(k)
any claims, refunds, causes of action, choses in action, rights against any third party (including insurance carriers), rights of set-off and indemnification and all other rights and assets of every kind and nature to the extent they solely relate to the Excluded Assets or the Excluded Liabilities.
1.3
Assumed Liabilities. Subject to the terms and conditions set forth herein, the Buyer shall assume and agree to pay, perform and discharge when due only the following liabilities and obligations of the Seller and excluding any and all Excluded Liabilities (collectively, the “Assumed Liabilities”), and no others:
(a)
all trade accounts payable of the Seller to third parties in connection with the Business that (i) remain unpaid and are not delinquent as of the Closing, (ii) arose in the ordinary course of business consistent with past practice, and (iii) taken into account in the calculation of Actual Working Capital; and
(b)
all executory obligations in respect of the Assigned Contracts listed on Schedule 1.3(b), which are required to be performed after the Closing Date, were incurred in the ordinary course of business, and do not relate to any failure to perform, improper performance, warranty or other breach, default or violation by the Seller (or any Affiliate thereof) on or prior to the Closing.

As used in this Agreement, “Affiliate” shall mean, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person (with, for purposes of such definition, the term “control”, including the terms “controlled by” and “under common control with”, meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise). For the purpose of this Agreement, “Person” means any individual, sole proprietorship, partnership, limited liability company, limited partnership, limited liability partnership, corporation, association, joint stock company, trust, entity, joint venture, labor organization, unincorporated organization, or Governmental Authority (as defined in Section 2.3(d)).

1.4
Excluded Liabilities. Except for the Assumed Liabilities that are being assumed by the Buyer pursuant to Section 1.3, the Buyer shall not assume and shall not be responsible to pay, perform or discharge any Liabilities of the Seller or any of its Affiliates of any kind or nature whatsoever (collectively, the “Excluded Liabilities”). The Seller Parties shall pay and satisfy in due course all Excluded Liabilities which they are obligated to pay and satisfy, provided that the Seller Parties shall have the ability to contest, in good faith, any such claim of liability asserted in respect thereof by any Person. Without limiting the generality of the foregoing, the Excluded Liabilities shall include, but not be limited to, the following:
(a)
any Liabilities arising out of or relating to the Seller’s ownership or operation of the Business and the Purchased Assets prior to the Closing Date, including without limitation any Liability for errors and omissions or professional liability whether asserted before or after the Closing Date which arises out of acts, errors or omissions first occurring prior to the Closing Date;
(b)
any fees, costs or expenses of the Seller Parties arising out of, or in connection with, (i) the negotiation, preparation, execution and performance of this Agreement or any other document contemplated hereby, or (ii) the transactions contemplated hereunder, in each case, including, without limitation, (A) any fees in respect of any legal, financial or other advisers, (B) any brokerage fees, commissions, finder’s fees or agent’s commission or similar charges, (C) any data room fees or expenses,

(D) any severance payments, change in control payments, retention, transaction or sales bonuses, success fees, consent payments, filing fees or similar amounts payable by the Seller, including the employer’s portion of any withholding, payroll, employment or similar Taxes (as defined below) related thereto, and (E) any filing fees and the costs of obtaining any Seller Required Consents related thereto (collectively, the “Transaction Expenses”);
(c)
any Liabilities of the Seller or any ERISA Affiliate (as defined below) with respect to any Employee Benefit Plans and the rights of any Person thereunder;
(d)
any Liabilities for (i) Taxes (as defined in Section 3.11(s)) of the Seller (or any Affiliate of the Seller) or relating to the Business, the Purchased Assets or the Assumed Liabilities for any Pre-Closing Tax Period (as defined in Section 1.8); (ii) Taxes that arise out of the consummation of the transactions contemplated hereby or that are the responsibility of the Seller pursuant to Section 5.2(a); or (iii) other Taxes of the Seller (or any Affiliate of the Seller) of any kind or description (including without limitation any liabilities or obligations for Taxes of the Seller (or any Affiliate of the Seller) that becomes a liability or obligation of the Buyer under any common law doctrine of de facto merger or transferee or successor liability, by operation of Contract or Law, or otherwise);
(e)
any Liabilities relating to or arising out of the Excluded Assets;
(f)
any Action pending or threatened against the Seller on or before the Closing Date;
(g)
any Liabilities of the Seller for or to any present or former employees, officers, directors, retirees, independent contractors, consultants or agents of the Seller, including, without limitation, any liabilities or obligations associated with any claims for wages or other benefits, bonuses, accrued vacation, floating holidays, sick time and other paid time off, workers’ compensation, severance, retention, termination or other payments (including without limitation severance or other costs or payments arising out of the transactions contemplated by this Agreement) or for indemnification, reimbursement or advancement of expenses (including with respect to any breach of duty by same);
(h)
any Liabilities for or associated with any Indebtedness (as defined in Section 3.15(d)) of the Seller;
(i)
any Liabilities relating to the purchase agreements for Landmark Group of Brighton Inc and North Woods Capital Benefits LLC;
(j)
any Liabilities of the Seller owed to any Affiliate of the Seller;
(k)
any Liabilities of the Seller Parties under this Agreement or any Ancillary Document; and
(l)
such other Liabilities specifically set forth on Schedule 1.4(l).
1.5
Purchase Price. The aggregate purchase price for the sale and transfer of the Purchased Assets and the Seller Parties’ agreement to be bound by the Restrictive Covenants to be paid by the Buyer to the Seller shall be $27,000,000, subject to adjustments pursuant to Sections 1.6 and 1.7 (collectively referred to herein as the “Purchase Price”). At the Closing, the Buyer shall wire an amount in cash equal to (x)

$27,000,000 less (y) any Outstanding Indebtedness (as defined in Section 1.7(a)) (such amount of (x) less (y), the “Closing Wire”) in accordance with the wire instructions provided by the Seller to the Buyer.
1.6
Working Capital; Closing Cash.
(a)
Estimated Working Capital. The Seller Parties shall make reasonable efforts to deliver, on the Closing, Working Capital (as defined below) of at least $125,000 (“Target Working Capital”). No less than three (3) business days prior to the Closing Date, the Seller Parties have delivered to the Buyer a statement setting forth the Seller Parties’ good faith estimate of the balance sheet for the Purchased Assets and Assumed Liabilities as of the Closing prepared in accordance with United States generally accepted accounting principles (“GAAP”), but excluding ASC 606, reflecting the Working Capital (the “Target Closing Date Balance Sheet”). Notwithstanding anything else to the contrary contained herein, in no event shall the calculation of Working Capital take into account the transactions contemplated by this Agreement (unless otherwise agreed by the Parties).
(b)
Closing Cash Amount. On the Closing Date, and immediately following the Closing, the Seller shall ensure that its Cash balance that is included in the Purchased Assets is at least $225,000. On the Closing Date, the Seller shall deliver to the Buyer screenshots of the Seller’s operating bank accounts showing the balances in the Seller’s bank accounts as of the opening of business on the Closing Date.
(c)
Post-Closing Adjustment.
(i)
Within one hundred and five (105) days after the Closing Date, the Buyer shall deliver to the Seller a statement setting forth a balance sheet for the Purchased Assets and Assumed Liabilities as of the Closing (the “Actual Closing Date Balance Sheet”) as well as the Buyer’s good faith determination of the actual Working Capital as of the Closing (the “Actual Working Capital”). The foregoing shall be prepared in accordance with GAAP, but excluding ASC 606, and shall show the Buyer’s calculations in reasonable detail.
(ii)
Any accounts receivable set forth on the Target Closing Date Balance Sheet or the Actual Closing Date Balance Sheet that is not received or collected by the Buyer within ninety (90) days following the Closing (the “Seller A/R”) shall no longer be considered a Current Asset for the purposes of preparing the Actual Closing Date Balance Sheet and determining the Actual Working Capital and for the purposes of determining any payments set forth in Section 1.6(c)(iii) below.
(iii)
The “Post-Closing Adjustment” shall be calculated and paid as follows:
(A)
If the Actual Working Capital (as finally determined pursuant to Section 1.6(d)) is greater than the Target Working Capital, the Buyer shall within ten (10) business days after the Determination Date, pay to the Seller, in immediately available funds, the difference between the Actual Working Capital and the Target Working Capital.
(B)
If the Actual Working Capital (as finally determined pursuant to Section 1.6(d)) is less than the Target Working Capital, the Seller Parties shall jointly and severally pay to the Buyer, within ten (10) business days after the Determination Date, in immediately available funds, the difference between the Target Working Capital and the Actual Working Capital (the “Working Capital Shortfall”).
(iv)
Any payments made pursuant to this Section 1.6(c) shall be treated as an adjustment to the Purchase Price by the Parties for Tax purposes unless otherwise required by Law.

(d)
Examination and Review. Following the Closing, each Party shall give the other Party(ies) and any accountants and authorized representatives of such other Party(ies) access, as may be reasonably requested from time to time by such other Party(ies) to the extent reasonably necessary, to the books, records and personnel of the Seller and the Business relating to periods on or prior to the Closing Date for the sole purpose of preparing, reviewing and resolving any disputes relating to the calculation of the Actual Working Capital. If the Seller disagrees with the Buyer’s determination of the Actual Working Capital, the Seller shall, within thirty (30) days after receipt of the Buyer’s determination of the Actual Working Capital, notify the Buyer in writing of such disagreement (in reasonable detail describing the nature of the disagreement asserted), and the Buyer and the Seller thereafter shall negotiate in good faith to resolve any such disagreements. If the Buyer and the Seller are unable to resolve any such disagreements within thirty (30) days after the Seller delivers the foregoing notice of disagreement, the Buyer and the Seller shall submit any amounts remaining in dispute (the “Disputed Amounts”) to an impartial and mutually agreed upon accounting firm of regional reputation other than the Parent’s, the Seller’s or the Buyer’s accountants (the “Independent Accounting Firm”) for resolution within thirty (30) days. Buyer and Seller shall execute, if requested by the Independent Accounting Firm, a reasonable engagement letter, including customary indemnification provisions in favor of the Independent Accounting Firm. Buyer and Seller shall direct the Independent Accounting Firm to render a determination in writing as promptly as practicable and in any event within 30 days after its retention and the Parties shall cooperate with the Independent Accounting Firm during its engagement and make available the records and workpapers reasonably necessary for its review. The Independent Accounting Firm shall only review the Disputed Amounts and in no event shall the decision of the Independent Accounting Firm provide for a calculation of any Disputed Amount that is less than the lowest value for such Disputed Amount claimed by the Buyer or the Seller, as applicable, or greater than the largest amount for such Disputed Amount claimed by the Buyer or the Seller, as applicable. The Independent Accounting Firm shall only consider those items and amounts in the Disputed Amounts that the Seller and the Buyer identify as being items and amounts that remain in dispute between the Seller and the Buyer. The Independent Accounting Firm’s determination of any disputed item shall be based solely on written materials submitted by the Seller or the Buyer (or by in person telephonic conferences if mutually agreed by the Seller, the Buyer and the Independent Accounting Firm) and not by independent review. The resolution of the Disputed Amounts and the determination of the Actual Working Capital by the Independent Accounting Firm shall be final and binding on the Parties and may be entered as a final judgment in any court of competent jurisdiction. If the Seller does not notify the Buyer in writing of a disagreement with the Buyer’s determination of the Actual Working Capital within thirty (30) days after the Buyer’s delivery thereof, then the Buyer’s calculations thereof shall be final and binding on the Parties and may be entered as a final judgment in any court of competent jurisdiction. The first date upon which the Actual Working Capital has been definitively determined pursuant to this Section 1.6(d) shall be referred to herein as the “Determination Date”. The fees and expenses of the Independent Accounting Firm shall be borne fifty percent (50%), by the Seller Parties (jointly and severally), on the one hand, and fifty percent (50%) by the Buyer, on the other hand.
(e)
For the purposes of this Agreement, the following terms shall have the following meanings:
(i)
“Cash” means, as of the applicable date of measurement, (A) the aggregate cash balance of the Seller on hand in the bank accounts of the Seller (other than the Excluded Bank Account), including all cash, cash equivalents and other bank deposits, as determined in accordance with GAAP, minus (B) any Restricted Cash of the Seller.
(ii)
“Current Assets” means all Purchased Assets that would be reflected as current assets on a balance sheet prepared in accordance with GAAP, but excluding ASC 606, including, as applicable and in accordance with GAAP, accounts receivable (subject to the provisions set forth in this Agreement with respect to uncollected Seller A/R), agency bill commission receivables, direct bill commission receivables, contingent commission receivables and prepaid expenses, if any.
(iii)
“Current Liabilities” means all Assumed Liabilities that would be reflected as current liabilities on a balance sheet prepared in accordance with GAAP, but excluding ASC 606, but excluding Indebtedness for borrowed money.
(iv)
“Restricted Cash” means, as of the applicable date of measurement, the aggregate balance of all drafts, issued but uncleared checks, wire transfers issued against accounts of the Seller that remain outstanding as of such date, cash in reserve accounts or cash escrow accounts, custodial cash, cash in premium trust accounts, restricted cash, security deposits, cash supporting obligations under letters of credit and cash otherwise subject to any legal or contractual restriction on the ability to freely access, transfer or use such cash for any lawful purpose.
(v)
“Working Capital” means Current Assets minus Current Liabilities.
1.7
Payment of Indebtedness.
(a)
At the Closing and by way of a reduction to the Closing Wire, the Buyer shall pay, or cause to be paid, on behalf of the Seller, the Indebtedness set forth on Section 1.7(a) of the Disclosure Schedule (such amounts, if and to the extent actually taken into account as a reduction to the Closing Wire, the “Outstanding Indebtedness”), by wire transfer of immediately available funds, to the Persons specified on Section 1.7(a) of the Disclosure Schedule in accordance with the wire instructions provided on Section 1.7(a) of the Disclosure Schedule.
(b)
In addition, at least three (3) business days prior to the Closing Date, the Seller has delivered pay-off letters (the “Payoff Letters”) in form and substance reasonably acceptable to the Buyer from each Person that holds Outstanding Indebtedness, which Payoff Letters shall (i) contain wire transfer instructions for the discharge of such Outstanding Indebtedness, (ii) provide that upon the payment of the amounts set forth in such Payoff Letter all payment obligations of the Seller Parties to such Person shall be satisfied and discharged in full, and (iii) provide for arrangements reasonably satisfactory to the Buyer to release all Encumbrances securing such Outstanding Indebtedness.
1.8
Straddle Period. In the case of any taxable period that includes (but does not end on) the Closing Date (a “Straddle Period”), the amount of any Taxes based on or measured by income, capital or receipts of the Seller for the Pre-Closing Tax Period (as defined below) shall be determined based on an interim closing of the books as of the close of business on the Closing Date (and for such purpose, the taxable period of any partnership or other pass-through entity in which the Seller holds a beneficial interest shall be deemed to terminate at such time) but excluding for these purposes any transactions outside the ordinary course of business that occur on the Closing Date after the Closing. In the case of a Tax imposed in respect of property, ad valorem Taxes and any other Tax that applies ratably to a Straddle Period, the amount of Tax allocable to a Staddle Period ending on the close of business on the Closing Date shall be the total amount of Tax for such period in question multiplied by a fraction, the numerator of which is the total number of days in such portion of such Straddle Period and the denominator of which is the total number of days of such Straddle Period. “Pre-Closing Tax Period” means all taxable periods ending on or before the Closing Date and the portion through the end of the Closing Date for any taxable period that includes (but does not end on) the Closing Date.
1.9
Third Party Consents.
(a)
To the extent that the sale, assignment, transfer, conveyance or delivery, or attempted sale, assignment, transfer, conveyance or delivery, to the Buyer of any Purchased Asset would result in a violation of applicable Law, or would require the consent, authorization, approval or waiver of a Person who is not a party to this Agreement or an Affiliate of a party to this Agreement (including any Governmental Authority), and such consent, authorization, approval or waiver shall not have been obtained prior to the Closing, this Agreement shall not constitute a sale, assignment, transfer, conveyance or delivery, or an attempted sale, assignment, transfer, conveyance or delivery, thereof, and the Seller Parties, at their expense, shall use their reasonable best efforts following the Closing to obtain any such required consent, authorization, approval or waiver, or any release, substitution or amendment required to novate all liabilities and obligations under any and all Assigned Contracts, as promptly as possible. Once such consent, authorization, approval, waiver, release, substitution or amendment is obtained, the Seller shall sell, assign, transfer, convey and deliver to the Buyer the relevant Purchased Asset to which such consent, authorization, approval, waiver, release, substitution or amendment relates for no additional consideration.
(b)
To the extent that any Purchased Asset cannot be transferred to the Buyer following the Closing pursuant to this Section 1.9, the Seller Parties, to the maximum extent permitted by Law and the applicable Purchased Asset, shall act after the Closing as the Buyer’s agent in order to obtain for it the benefits thereunder and shall cooperate, to the maximum extent permitted by Law and the applicable Purchased Asset, with the Buyer in any other reasonable arrangement designed to provide such benefits to the Buyer. Without limiting the generality of the foregoing, with respect to any Purchased Asset that has not been transferred to the Buyer as of the Closing, the Seller Parties shall, effective as of the Closing and until such time as such Purchased Asset is transferred to the Buyer, (i) take all reasonable instruction from the Buyer as to the Seller’s conduct under or with respect to such Purchased Asset, and (ii) receive all receipts related to such Purchased Asset, including any and all commissions and securities-related revenues received by the Seller Parties, in trust for the Buyer and promptly pay to the Buyer the full amount of the Seller Parties’ receipts related thereto.
ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE BUYER

In order to induce the Seller Parties to enter into this Agreement, the Buyer hereby represents and warrants to the Seller that the statements contained in this Article II are true, correct and complete.

2.1
Organization and Standing. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of its formation with full power and authority (corporate and other) to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. The Buyer is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates, makes such qualification necessary, except where the failure to be so qualified would not have a Buyer Material Adverse Effect (hereinafter defined). For the purpose of this Section 2.1, “Buyer Material Adverse Effect” shall mean (a) any event, change, development or occurrence that is materially adverse to the business, condition (financial or otherwise), or results of operations of the Buyer; or (b) would prevent, materially impede or materially delay the consummation of the Sale.
2.2
Corporate Power and Authority. The Buyer has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Buyer. This Agreement has been duly executed and delivered by the Buyer, and constitutes the legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with its terms.
2.3
Conflicts, Consents and Approval. Neither the execution and delivery by the Buyer of this Agreement or the Ancillary Documents (as defined below) to which the Buyer is a party nor the consummation of the transactions contemplated hereby or thereby will:
(a)
conflict with, or result in a breach of, any provision of the Certificate of Formation or the operating agreement of the Buyer;
(b)
violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) or result in any loss of any benefit under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate or call a default under, or result in the creation of any Encumbrance upon any of the properties or assets of the Buyer, or any of the Buyer’s subsidiaries under, any of the terms, conditions or provisions of any agreement or other instrument or obligation to which the Buyer or any of its subsidiaries is a party;
(c)
violate any order, writ, injunction, decree, statute, rule or regulation, applicable to the Buyer or any of the Buyer’s subsidiaries or their respective properties or assets; or
(d)
require the Buyer to take any action or obtain any consent or approval of, or review by, or registration or filing with, any third party or any Governmental Authority (for the avoidance of doubt, other than the Seller Required Consents). “Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.
2.4
Litigation and Claims. There is no pending or, to Buyer’s Knowledge, threatened Action to which Buyer is a party which seeks to restrain, condition or prohibit the Sale.
2.5
Brokers, Finders and Agents. Buyer has no liability to pay any fees or commissions to any broker, finder, advisor or agent with respect to the transaction contemplated hereunder for which the Seller Parties may become liable.
2.6
Financial Capability. Buyer has sufficient funds available to pay amounts due and payable at the Closing.
2.7
Required Filings and Consents. Except for the Seller Required Consents, the execution and delivery of this Agreement and the other documents and agreements to be executed by Buyer as contemplated hereunder and the consummation of the transactions contemplated hereby by Buyer require no authorizations, consents or approvals of, or exemptions by, or notice to, or filings with any Governmental Entity, including, without limitation, any insurance regulatory authorities.
ARTICLE III

REPRESENTATIONS AND WARRANTIES AS TO THE SELLER AND THE BUSINESS

In order to induce the Buyer to enter into this Agreement, each Seller Party hereby jointly and severally represents and warrants to the Buyer that the statements contained in this Article III are true, correct and complete.

3.1
Organization and Standing.
(a)
The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York with full power and authority (company and other) to own, lease, use and operate its properties (including the Purchased Assets) and to conduct the Business as and where now owned, leased, used, operated and conducted.
(b)
The Seller is duly qualified to do business and is licensed and in good standing in each jurisdiction where the Business is currently conducted (such qualifications and licenses, the “Seller Qualifications”), as set forth in Section 3.1(b) of the Disclosure Schedule, and is not qualified to do business in any other jurisdiction other than those jurisdictions set forth on Section 3.1(b) of the Disclosure Schedule, and neither the nature of the Business nor the property the Seller owns, leases or operates (including the Purchased Assets) requires it to qualify to do business as a foreign corporation in any other jurisdiction, except where the failure to be so qualified would not have a Material Adverse Effect. “Material Adverse Effect” means any circumstance, change in or effect on the condition (financial or otherwise), properties, assets, Liabilities, rights, obligations, operations, or business of Parent, the Seller or the Business which circumstance, change or effect, individually or in the aggregate, (a) could reasonably be expected to be materially adverse to such condition, properties, assets (including the Purchased Assets), Liabilities, rights, obligations, operations, or business, (b) materially adversely affects the ability of the Buyer to operate or conduct the Business after Closing in the manner in which such Business is currently conducted or (c) would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby by the Seller or the Parent.
(c)
True and correct copies of the Seller Qualifications are set forth on Section 3.1(b) of the Disclosure Schedule delivered herewith by the Seller to the Buyer (the “Disclosure Schedule”).
(d)
The Seller is not in default in the performance, observance or fulfillment of any provision of its Articles of Organization or Operating Agreement.
(e)
The Seller has all requisite company power and authority to execute, deliver and perform this Agreement and the Ancillary Documents to which it is a party and to consummate the transactions and perform its obligations contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Ancillary Documents to be executed and delivered by the Seller and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary company action on the part of the Seller. This Agreement and each of the Ancillary Documents to be executed and delivered by the Seller have been duly and validly executed and delivered by the Seller and constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms. Without limiting the foregoing, the Seller specifically represents that the Restrictive Covenant Agreement is enforceable against the Seller in accordance with its terms under both the governing law of this

Agreement and the Restrictive Covenant Agreement (i.e., Delaware law) and the law of the Seller’s ordinary place of business (i.e., New York law).
3.2
Subsidiaries and Investments. The Seller does not own and has never owned, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise or any other securities or investments of any type. The Seller is not subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any corporation, partnership, joint venture or other entity or otherwise. The Seller does not have and has never had any subsidiaries.
3.3
Capitalization of the Seller. Parent owns 100% of the membership interests of the Seller (the “Seller Membership Interests”). Each such Seller Membership Interest is duly authorized and validly issued, fully paid and nonassessable, and has not been issued in violation of any preemptive or similar rights. Except as set forth on Section 3.3 of the Disclosure Schedule, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer of any securities of the Seller, nor are there outstanding any securities which are convertible into or exchangeable for any equity interests in the Seller.
3.4
Conflicts, Consents and Approvals. Neither the execution and delivery of this Agreement nor the Ancillary Documents by the Seller Parties nor the consummation of the transactions contemplated hereby or thereby will:
(a)
conflict with, or result in a breach of, any provision of the Articles of Organization or Operating Agreement of the Seller or similar constituent documents of the Seller;
(b)
violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) or result in any loss of any benefit under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate or call a default under, or result in the creation of any Encumbrance upon any of the Purchased Assets or any of the other properties or assets of the Seller, under any of the terms, conditions or provisions of any agreement or other instrument or obligation to which the Seller is a party (including the privacy policies of the Seller);
(c)
violate any Law, order, writ, injunction, decree, statute, rule or regulation applicable to the Seller or any of its properties or assets (including the Purchased Assets); or
(d)
require any action or consent or approval of, or review by, or registration or filing with any third party or any Governmental Authority, or other regulatory or self-regulatory body except for the consents, approvals, registrations and filings set forth in Section 3.4(d) of the Disclosure Schedule (collectively the “Seller Required Consents”). The Seller Parties have obtained all consents or approvals and made all registrations and filings that are required to be disclosed pursuant to Section 3.4(b) and/or Section 3.4(d), whether or not such consents, approvals, registrations or filings were actually set forth in the Disclosure Schedule.
3.5
No Material Adverse Change.
(a)
Since January 1, 2023 (the “Reference Date”), Seller has conducted the Business in the ordinary course, consistent with past practice, and there has been no event, occurrence, change or development which has had, or could reasonably be expected to have, a Material Adverse Effect or which has, or could reasonably be expected to have, a Material Adverse Effect on the ability of any Seller Party to consummate the transactions contemplated hereby.

(b)
Without limiting the generality of the foregoing, since the Reference Date, each Seller Party has used commercially reasonable efforts to preserve the Business (including the Purchased Assets), to retain its Permits (as defined below), and to preserve the existing Contracts (as defined below) and goodwill of its clients, insureds, suppliers, vendors, service providers, financial companies, insurance carriers, brokers, agents, personnel and others having business relations with the Seller and the Business.
(c)
Without limiting the generality of the foregoing, since the Reference Date, except as set forth in Section 3.5(c) of the Disclosure Schedule, neither the Seller, the Parent (with respect to the Business) nor the Business has:
(i)
(A) changed the wages, salary, incentive compensation, opportunities, severance, pension or other compensation or benefits of any of its officers, employees, directors, managers, agents, representatives, independent contractors, or consultants, or paid or agreed to pay any bonus or similar payment, (B) taken any action to accelerate the vesting, funding or payment of any compensation or benefit for any employee, officer, director, manager, consultant or independent contractor or (C) hired or engaged or terminated the employment or service of (or given or received notice of termination or resignation of) any employee, officer, director, manager, consultant or independent contractor;
(ii)
entered into, adopted, amended or terminated, or committed to enter into, adopt, amend or terminate, any Employee Benefit Plan;
(iii)
incurred any Indebtedness, made any loans or advances, issued any debt securities or assumed, guaranteed or otherwise became responsible for the obligations of any Person, or subjected any of its properties or assets (including the Purchased Assets) to any Encumbrance, except for the routine advancement of expenses in the ordinary course of business consistent with past practices and the endorsement of negotiable instruments for collection in the ordinary course of business;
(iv)
terminated (except to the extent expired pursuant to its terms) any material Contract or any Contract that would be required to be included on Section 3.13(a) of the Disclosure Schedule;
(v)
acquired, disposed, sold, leased or licensed any assets or properties (including any Purchased Assets), or made any commitment to do so, except in the ordinary course of business consistent with past practices;
(vi)
entered into any Contract or arrangement with respect to Taxes;
(vii)
changed its commissions payable to brokers, Client Facing Persons or consultants, other than in the ordinary course of business consistent with past practices;
(viii)
canceled or waived any rights of substantial value, or paid, discharged or settled any legal actions, claims, demands, arbitrations, hearings, charges, complaints, investigations, examinations, indictments, litigations, suits, or other civil, criminal, administrative or investigative proceedings (collectively, “Claims”) with a value in an amount in excess of $50,000;
(ix)
transferred, assigned or granted any license or sublicense of any material rights under or with respect to any Intellectual Property or Intellectual Property licenses;

(x)
had any Encumbrance imposed on any of the Seller Membership Interests, or any properties or assets (whether tangible or intangible, including the Purchased Assets) of the Seller or the Business;
(xi)
taken any other action which had or could reasonably be expected to have a Material Adverse Effect, and no event, condition or circumstance has occurred which had a Material Adverse Effect;
(xii)
had any appointment with a Carrier terminated or revoked;
(xiii)
received any administrative action or cease and desist order or other Action from a Government Entity (as defined below), or has failed to report an administrative action or cease and desist order or other Action to a Government Entity; or
(xiv)
committed to do any of the foregoing referred to in clauses (i)-(xiii).
3.6
Seller Financial Statements.
(a)
The Seller has heretofore delivered to the Buyer the financial information listed in Section 3.6(a)(i) of the Disclosure Schedule (collectively, the “Financial Information”). The Financial Information (i) presents fairly the financial position and results of operations and cash flows of the Seller and the Business for the periods covered on the basis set forth therein, (ii) does not materially differ from the financial records maintained and the accounting methods applied by any Seller Party or any of their Affiliates for Tax purposes, (iii) discloses the extent to which any of the revenues of the Seller or the Business are subject to specific potential or actual chargeback(s) of which the Seller Parties have Knowledge (as defined below), and (iv) was prepared in accordance with the books and records of the Seller Parties consistent with the Seller Parties’ past practice without any material change in presentation and presents fairly in all material respects the financial position, results of operations, and cash flows of the Seller and the Business as of the dates and for the periods indicated.
(b)
The financial books and records of the Seller fairly and accurately reflect, in all material respects, throughout the prior three (3) years (i) the financial position of the Seller and the Business, and (ii) all transactions of Parent and its Affiliates with respect to the Seller and the Business. The books and records of the Seller and the Business have been properly and accurately kept and completed in all material respects and are under the exclusive ownership and possession of the Seller and no notice or allegation that any such books or records are incorrect or should be rectified has been received by the Seller Parties. All material documents that the Seller is required by applicable Laws to file with, or deliver to, any Governmental Authority have been correctly prepared and filed, or as the case may be, delivered to such Governmental Authority.
(c)
As used in this Agreement, “Knowledge” of a Person (or other similar qualifiers) means the actual or constructive knowledge of such Person after reasonable due inquiry, and if such Person is an entity, “Knowledge” of such Person (or other similar qualifiers) shall include the Knowledge of each of such entity’s equityholders, officers, directors, managers and executive employees. As used in this Agreement, “Liability” or “Liable” means any liability or obligation to any Person, whether known or unknown, asserted or unasserted, absolute or contingent, matured or unmatured, conditional or unconditional, latent or patent, accrued or unaccrued, liquidated or unliquidated, or due or to become due.

3.7
Compliance with Law.
(a)
The Seller and the Business are in compliance with, and at all times during the prior five (5)-year period have been in compliance with, in all material respects all applicable Laws.
(b)
Neither the Seller nor any officer, director, equity holder, employee or agent of the Seller or the Business has engaged in bid rigging or has otherwise failed to represent the best interests of their clients or prospective clients by failing to use commercially reasonable efforts to obtain and provide quotes to such clients and prospective clients that the client or prospective client could reasonably deem relevant in determining which product to purchase.
(c)
Each officer, employee, independent contractor and other Person employed in connection with the Business, or supervised or controlled by the Seller, or for whom the Seller has a responsibility to supervise or control under Law or by Contract, who has marketed, sold, negotiated, serviced, administered, managed, provided advice with respect to, underwritten, had substantive contact with any client or prospective client or otherwise transacted for the Seller or the Business (each, a “Client Facing Person”), at each time such Client Facing Person transacted any such business, was duly and appropriately licensed or registered (for the type of business transacted by such Client Facing Person), in each case, in the particular jurisdiction in which such Client Facing Person transacted such business. All Client Facing Persons have complied in all material respects with all applicable Laws in connection with the marketing or sale of products for the Seller and the Business, including with respect to fictitious bids or quotes. To Seller’s Knowledge, there have been no instances of Client Facing Persons having breached the material terms of agency or broker Contracts in transacting business for the Seller and the Business. All compensation paid to each such Client Facing Person by any Seller Party was paid in accordance in all material respects with applicable Law. Furthermore, no arrangement(s) pursuant to which any employee of the Seller or the Business has captured or is entitled to be paid any “soft” compensation from a client’s or customer’s purchase of any Financial Services Products (as defined below) has resulted, or is anticipated to result, in any violation of applicable Law, including, without limitation, ERISA (as defined below) or any similar Law, or of the Seller Parties’ policies, and no such arrangement currently in place is in such violation or reasonably expected, through its compliant performance, to cause or result in any such violation.
(d)
The Seller Parties, with respect to the Business, have timely filed with the appropriate Governmental Authority all abandoned or unclaimed property reports required to be filed by or with respect to it, either separately or as part of an affiliated group of entities, pursuant to the Laws of any Governmental Authority with authority over the Seller or its assets or the Business, and such reports were correct and complete in all material respects when filed. The Seller Parties, with respect to the Business, have properly paid over (or escheated) to such Governmental Authority all sums constituting abandoned or unclaimed property. With respect to property for which the dormancy period may be running, the Seller Parties reserved sufficient sums to pay over (or escheat) to the appropriate Governmental Authority all amounts that may become due in the future.
(e)
For purposes of this Agreement:
(i)
“Financial Services Products” shall mean financial services products produced by a manufacturer or distributed by a wholesaler, including, without limitation, insurance products (including, without limitation, fixed and variable life policies), group and voluntary benefit policies, fixed and variable annuities, property and casualty policies, retirement plans (qualified and non-qualified) and viatical and life settlement activities.
(ii)
“Government Entity” means (x) any national, state, regional, or local government, or any government agency or department, including state insurance departments, or political party;

(y) any Person that is owned or controlled by any of those bodies listed in subcategory (x); or (z) any international organization such as the United Nations or the World Bank.
(iii)
“Government Official” means (v) any officer, employee, or representative (including anyone elected, nominated, or appointed to be an officer, employee, or representative) of any Governmental Authority or Government Entity, or anyone otherwise acting in an official capacity on behalf of a Governmental Authority or Government Entity; (w) any political party, political party official, or political party employee; (x) any candidate for public office; (y) any royal or ruling family member; or (z) any agent or representative of any of those persons listed in subcategories (v) through (y).
3.8
Litigation. Except as set forth in Section 3.8 of the Disclosure Schedule, there is no suit, claim, action, audit, proceeding, insurance department administrative action or investigation, or any arbitration or administrative or other proceeding (including, without limitation, by or before any Governmental Authority) (an “Action”) pending or, to the Knowledge of the Seller Parties, threatened against the Seller, Parent (with respect to the Business) or the Business or the Seller’s or Parent’s ability to enter into and consummate the transactions contemplated hereby. Except as set forth in Section 3.8 of the Disclosure Schedule, neither the Seller nor the Business is subject to any outstanding order, writ, injunction or decree or any other instrument limiting its ability to do business. Except as otherwise disclosed in Section 3.8 of the Disclosure Schedule, neither the Seller, the Parent (with respect to the Business) nor the Business has (a) initiated or been the target of any complaint, investigation, regulatory proceeding, formal or informal, or disciplinary hearing or action of any kind or (b) been the party to any legal action, regulatory proceeding, formal or informal or arbitration, whether as petitioner, plaintiff, complainant, respondent or defendant, regardless of whether such action was withdrawn, settled, litigated or otherwise resolved, in each case, during the past five (5) years.
3.9
Intellectual Property.
(a)
Set forth on Section 3.9(a) of the Disclosure Schedule is a true and complete list, with a brief description of each, including, where relevant, the owner, the applicable jurisdiction, the registration number, application number or issuance number, and the date of application, issuance and/or filing, of all Intellectual Property of the Seller Parties that is material to the Business or as to which, in connection with the Business, a registration has been obtained or applied for with the U.S. Patent and Trademark Office. The Seller exclusively owns, or otherwise has the exclusive right to use for any purpose without restriction, all of the Intellectual Property used in the operation of the Business. “Intellectual Property” means all of the following and similar intangible property and related proprietary rights, interests and protections, however arising, pursuant to the Laws of any jurisdiction throughout the world: (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, slogans, trade names, corporate names, and Internet domain names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (iii) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith and all moral rights related thereto, (iv) all mask works, industrial designs and all applications, registrations, and renewals in connection therewith, (v) all trade secrets and confidential information including research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals, personal data, and rights of privacy and publicity, (vi) all computer software (including Object Code, Source Code, executable code, data, databases, and related documentation), (vii) all other proprietary rights, and (viii) all copies and tangible embodiments thereof (in whatever form or medium). For purposes hereof (A) “Object Code” means computer software code, substantially or entirely in binary form, which is intended to be directly executable by a computer after suitable processing and linking but without the intervening steps of compilation or assembly, and (B) “Source Code” means human-readable computer software and code, in a form other than Object Code form or machine-readable form, including related programmer comments and annotations, help text, data and data structures, object-oriented and other code, which may be printed out or displayed in human-readable form.
(b)
The operation of the Business does not infringe, dilute, or otherwise violate the Intellectual Property rights of any Person. No Action is pending or, to the Knowledge of the Seller Parties, threatened, and no Seller Party has received written notice to the effect, that: (i) the Seller or the Business infringes upon, misappropriates or conflicts with the asserted rights of any other Person under any Intellectual Property; or (ii) the Seller’s interest in any Intellectual Property owned or licensed by the Seller is invalid or unenforceable by the Seller. No Person is infringing upon any of the Intellectual Property of the Seller or the Business.
(c)
The information technology systems owned, licensed, leased, operated on behalf of, or otherwise held for use by the Seller including all computer hardware, software, firmware and telecommunications systems used by the Seller, perform reliably and are adequate to the needs of the Business as currently conducted. The Seller has taken commercially reasonable steps to provide for the archival, back-up, recovery and restoration of its critical business data. To the Knowledge of the Seller Parties, the Business has not experienced any material disruption in its information technology systems as a result of any security breach or any failure or lack of capacity since January 1, 2019.
3.10
Title to Assets/Real Property.
(a)
The Seller has good, valid and marketable title to, or in the case of leased properties and assets, valid leasehold interests in, all of Purchased Assets, including the relationships with Client Accounts, free and clear of any and all Encumbrances. Upon consummation of the transactions contemplated by this Agreement, the Buyer will have good and valid title to all of the Purchased Assets, free and clear of all Encumbrances. None of the Purchased Assets (other than the Leased Real Property (as defined below) or equipment leased in the ordinary course of business) is held under any lease or Encumbrance or is located other than in the possession of the Seller. All of the Purchased Assets are in the possession or under control of the Seller. All of the leases of personal property to which the Seller is a party are valid and in effect and afford the Seller peaceful and undisturbed possession of the subject matter of such leases. Except as set forth on Section 3.10(a)(i) of the Disclosure Schedule, no Person, including any of the Parent or any of its Affiliates (other than the Seller), has any rights to or interest in any of the Purchased Assets or any other assets of or used in the Business. Except as described in Section 3.10(a)(ii) of the Disclosure Schedule, to the Knowledge of the Seller Parties, no Person other than the Seller claims the right to receive any commission or fee income of the Seller or the Business. Except as described in Section 3.10(a)(iii) of the Disclosure Schedule, the Seller has been the direct recipient of any and all commissions, fees, funds, compensation, or other cash or non-cash remuneration (including, without limitation, securities commissions and any non-cash perks provided by financial institutions), or other revenue, arising from the Business.
(b)
The tangible personal property included in the Purchased Assets (including equipment), taken as a whole, is in good working order and fit for its intended use, reasonable wear and tear excepted. Except as set forth on Section 3.10(b) of the Disclosure Schedule, the Purchased Assets constitute all assets, properties, rights and other interests, tangible and intangible, that are (i) together with the Excluded Assets, owned, leased, licensed or held in connection with the Business, (ii) together with the Excluded Assets, used in connection with the Business, and (iii) necessary and sufficient for Buyer to carry on and conduct the Business as now conducted or as presently proposed to be conducted. All of the material

Purchased Assets are set forth in the Financial Information, and there are no assets used in the conduct of the Business other than the Purchased Assets.
(c)
The Seller does not conduct any business other than the Business. Without limiting the generality of the foregoing, the Seller does not provide any investment advisory services.
(d)
The Seller does not own any real property. Set forth on Section 3.10(d) of the Disclosure Schedule is a true and complete list of each lease for real property executed by or binding upon the Seller, as lessor or lessee, sublessor or sublessee, landlord or tenant, licensor or licensee, or assignor or assignee, or otherwise used in the Business (collectively, the “Real Property Leases”), and a true and correct description of the real property subject to such Real Property Leases (the “Leased Real Property”). Each of the Real Property Leases is legal, valid and binding on the applicable party thereto and in full force and effect, without any material default thereof (or event that with notice or lapse of time, or both, would constitute a material default) by the Seller or, to the Knowledge of the Seller Parties, any other party thereto, and each of the Real Property Leases affords the Seller peaceful and undisturbed possession of the Leased Real Property which is the subject matter of the applicable Real Property Lease. The Leased Real Property constitutes the only real property leased or owned by the Seller or otherwise used in connection with the operation of the Business as currently conducted and as presently proposed to be conducted. The Real Property Leases are suitable for the conduct of the Business presently conducted therein.
(e)
Except as set forth on Section 3.10(e) of the Disclosure Schedule, there are no restrictions, prohibitions or limitations under the Real Property Leases on the ability to assign, transfer, pledge, hypothecate or otherwise convey or dispose of the interest of the Seller under the Real Property Leases. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereunder will not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) or materially impair any rights under, or give to others any rights of termination, amendment, acceleration or cancellation of any Real Property Lease, or otherwise adversely affect the continued use and possession of the Real Property Leases for the conduct of the Business as presently conducted. Except for the occupancy and use of the Leased Real Property in connection with the Business, there are no leases, tenancies, licenses or other rights of occupancy or use for any portion of the Leased Real Property, and no Person other than the Seller occupies or uses any portion of the Leased Real Property and Seller’s use of the Leased Real Property is exclusively in connection with the Business. True and complete copies of the Real Property Leases have been provided to the Buyer. The Seller is not party to any agreement or subject to any claim that may require the payment of any real estate brokerage commissions, and no such commission is owed with respect to any of the Real Property Leases.
3.11
Taxes.
(a)
The Seller Parties have duly and timely filed all income and other Tax Returns required to be filed by it on or prior to the Closing Date, and all such Tax Returns are true, complete and correct in all material respects.
(b)
The Seller Parties have paid all material Taxes due and payable by it (whether or not shown due on any Tax Return).
(c)
The federal, state and/or local income Tax Returns of the Seller Parties have never been audited by the Internal Revenue Service or other Governmental Authority.
(d)
The Seller Parties have complied in all material respects with (i) all applicable Laws relating to the payment and withholding of Taxes and has, within the time and in the manner prescribed by applicable Laws, collected or withheld and paid over to the proper Governmental Authority all amounts required to have been collected or withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, director, manager, member or other third party with respect to the Seller Parties, and (ii) all Tax information reporting provisions of all applicable Laws.
(e)
No Governmental Authority has provided notice of or is conducting an audit or administrative or judicial proceeding with respect to Taxes or any Tax Returns of the Seller Parties. No Governmental Authority has provided notice of or is now asserting against the Seller Parties any deficiency or claim for any Taxes or interest thereon or penalties in connection therewith. The Seller Parties have not received notice of a claim by any Governmental Authority in any jurisdiction where the Seller Parties do not file Tax Returns that any Seller Party is or may be subject to taxation by that jurisdiction.
(f)
No closing agreement is currently in force pursuant to Section 7121 of the Internal Revenue Code of 1986, as amended (the “Code”) (or any similar provision of state, local or foreign Law) with respect to the Seller Parties and the Seller Parties have not obtained any ruling, transfer pricing agreement or similar agreement from any Governmental Authority with respect to any Tax which will have any effect after the Closing.
(g)
No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of the Seller Parties. Any deficiencies asserted, or assessments made, against the Seller Parties as a result of any examination by any taxing authority have been fully paid. The Seller Parties are not a party to any proceeding by any taxing authority and the Seller Parties have not received written notice of any proceeding with respect to any Taxes of the Seller Parties.
(h)
The Seller Parties (i) have not been a member of any Tax Group other than each Tax Group of which it is a member as of the date hereof, or (ii) is not Liable for the Taxes of any other Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), as transferee or successor, by contract, or otherwise. “Tax Group” means any “affiliated group” (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) that, at any time on or before the Closing Date, includes or has included any Seller Party or any predecessor of or successor to any Seller Party (or another such predecessor or successor), or any other group of corporations that, at any time on or before the Closing Date, files or has filed Tax Returns on a combined, consolidated or unitary basis any Seller Party or any predecessor of or successor of any Seller Party(or another such predecessor or successor).
(i)
No Seller Party has ever been a United States real property holding company within the meaning of Section 897(c)(2) of the Code.
(j)
The Buyer will not be required as a result of any adjustment under Section 481 of the Code (or any similar provision of state, local or foreign Law), or any “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign Law) to include any item of income in, or exclude any item of deduction from, taxable income in any Post-Closing Tax Period. “Post-Closing Tax Period” means any Tax period other than a Pre-Closing Tax Period.
(k)
There are no Tax rulings or requests for Tax rulings with respect to the Business that could affect the Buyer’s Liability for Taxes in any Post-Closing Tax Period.
(l)
The Buyer will not be required to include any item of income in, or exclude any items of deduction from, taxable income in any Post-Closing Tax Period as a result of any (i) installment sale or open transaction disposition made on or prior to the Closing Date, (ii) prepaid amount received on or prior to the Closing Date, (iii) use of the cash method, modified cash method, or modified accrual method or any improper method of accounting for a period ending on or before the Closing Date, (iv) election under Section

108(i) of the Code, (v) deferral of any payment of Taxes on or prior to the Closing Date otherwise due as a result of Section 2302 of the Coronavirus Aid, Relief and Economic Security Act of 2020, as amended, IRS Notes 2020-18, IRS Notice 2020-20 or IRS Notice 2020-23 or similar Tax Law or authority or (vi) deferral of payment of any expense and/or any tax position taken with respect thereto on any Tax Return filed with respect to Pre-Closing Tax Periods.
(m)
There are no Encumbrances for Taxes upon any Seller Party or any of its assets nor, to the Knowledge of the Seller Parties, is any taxing authority in the process of imposing any Encumbrances for Taxes on any Seller Party or any of its assets.
(n)
No Seller Party is a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2.
(o)
The Seller Parties are not, and have not been, a party to, or a promoter of, a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011-4(b).
(p)
The Seller Parties do not have a permanent establishment (within the meaning of an applicable Tax treaty) or fixed place of business in any country other than the United States.
(q)
The Seller has been treated since its formation as a partnership or a disregarded entity for U.S. federal, state and local income tax purposes and has not made an election, on IRS Form 8832 or otherwise, to be treated as a corporation for U.S. federal, state or local income tax purposes for the 2021 fiscal year or any subsequent year and, accordingly, since its formation, has not been subject to federal, state or local income Tax.
(r)
Each of the Seller Parties acknowledges and agrees that neither the Buyer nor any of its Affiliates or representatives has provided any advice to the Seller Parties or any of its Affiliates or representatives with respect to Taxes arising out of, related to or in connection with the transactions contemplated by this Agreement.
(s)
For purposes of this Agreement, “Tax” or “Taxes” means (i) all federal, state, local or foreign taxes, levies, imposts, deductions, governmental charges and duties of any kind, together with any interest, penalties, charges or fees imposed with respect thereto, including, without limitation, taxes based upon or measured by income, gross receipts, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll and social security, escheatment, employment, excise, stamp duty or property taxes, and (ii) any obligations under any agreements or arrangements with respect to any Taxes described in clause (i) above. For purposes of this Agreement, “Tax Return” includes any return, declaration, report, claim for refund, statement, form, return or other document relating to Taxes, or information required to be supplied to a federal, state, local or foreign taxing authority in connection with Taxes, including any schedule or attachment thereto, and including any amendment thereof.
3.12
Employee Matters.
(a)
Except as set forth in Section 3.12(a)(i) of the Disclosure Schedule, the Seller does not have any employment, producer or consulting Contracts for the compensation of any of its officers, directors, managers, employees, producers, independent contractors, consultants, producers or agents or providing for such compensation directly or indirectly, and all employees are employed “at-will”. The Seller does not have any obligation to its officers, directors, managers, employees, independent contractors, consultants or agents other than obligations arising in the ordinary course of business on account of wages, commissions, deferred compensation and salaries or compensation of any other kind or nature for prior services performed. Section 3.12(a)(ii) of the Disclosure Schedule contains a true, correct and complete list of all Persons who are employees, independent contractors or consultants of the Seller and/or the Business, and sets forth for each such Person the following: (i) name; (ii) title or position (including whether full or part time employees, independent contractors or consultants); (iii) hire date; (iv) current annual salary or hourly wage rate, as applicable; (v) commission, bonus or other incentive-based compensation (including whether any such amounts are guaranteed or subject to a minimum – e.g., a guaranteed draw on commissions); (vi) a description of the fringe benefits provided to each such individual; (vii) location and whether working remotely; and (viii) employer. Section 3.12(a)(iii) of the Disclosure Schedule sets forth the names of all “associated persons”, investment adviser representatives and registered representatives of the Seller and the Business.
(b)
Since the Reference Date, except as set forth on Section 3.12(b) of the Disclosure Schedule, there have been no increases in the compensation payable or any bonuses or other similar payments promised or otherwise made to any officer, director, manager, consultant or employee of the Seller or the Business, except ordinary salary increases implemented and annual year-end bonuses paid on a basis consistent with past practices. No individual retained by the Seller or the Business as an independent contractor or consultant is required to be classified under applicable Law as an employee of the Seller. The Seller is not Liable for any arrears of wages, Taxes or penalties for failure to comply with any law. Since January 1, 2018, no allegations of sexual harassment or sexual misconduct have been made against any employee, officer, director, manager, consultant or independent contractor of the Seller or the Business. No event has occurred, and no event is currently anticipated, that would trigger any Liability and/or notice to be given under the WARN Act or any similar state or local legal requirement.
(c)
The Seller is not delinquent in any payments to any employees for any wages, salaries, commissions, bonuses, accrued or vested vacation pay, or any tax or penalty for failure to comply with any law relating to employment or labor, or other direct compensation for any services performed for Seller. Except as set forth in Section 3.12(c) of the Disclosure Schedule, there is no controversy, suit, claim, proceeding, action at law or in equity, hearing, investigation, charge, complaint, audit, notice or demand pending, or threatened between the Seller and any of its current or former employees or independent contractors or consultants, nor is there any basis for any such controversy or Proceeding. The Seller is not bound by any consent decree or settlement agreement relating to employment decisions or relations with their employees, independent contractors, consultants or applicants for employment.
(d)
Since January 1, 2019, (i) the Seller has not hired or engaged any employee or independent contractor in violation of any restrictive covenant, non‑compete agreement or non‑solicitation agreement to which such employee or independent contractor is a party and (ii) no Person has made an allegation or asserted a Claim in writing against the Seller to the effect that the Seller has hired or engaged any employee or independent contractor in violation of any such restrictive covenant, non‑compete agreement or non‑solicitation agreement. No employee or independent contractor of the Seller or the Business is subject to or bound by any restrictive covenant, non-compete agreement or non-solicitation agreement for the benefit of any Person other than the Seller (including, without limitation, Parent or any of its Affiliates (other than the Seller) or any former employer or Person to whom they provided services). Except as set forth in Section 3.12(d) of the Disclosure Schedule, (i) each employee and each independent contractor of the Seller and the Business has entered into, for the exclusive benefit of the Seller, a legal, valid, binding and enforceable customary restrictive covenant agreement, (ii) each such agreement has, except where otherwise prohibited by applicable Law, (A) no time limit on the prohibition against disclosure of confidential information and (B) a minimum term of 18 months with respect to the prohibition against solicitation, hiring of or interference with employees, clients and business relations, and (iii) no customers or clients are excluded from any of the restrictive covenants in any such agreement that apply to customers or clients.

(e)
Since the Reference Date, the Seller Parties have not received notice of any pending or actual termination or cancellation of the employment relationship between the Seller or the Business, on the one hand, and any Client Facing Person or group of Client Facing Persons or officer of the Seller, on the other hand, and the Seller Parties do not have any Knowledge of any of the foregoing.
(f)
The Seller is not, nor has it ever been, bound by or subject to (and none of its respective assets or properties (including the Purchased Assets) is or has ever been bound by or subject to) any arrangement with any labor organization. No employees of the Seller or the Business are represented by any labor organization or covered by any collective bargaining agreement. No employees of the Seller have made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding currently pending or, threatened, to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. There are no organizing activities, labor interruptions, strikes, work stoppages, slowdowns, lockouts, arbitrations or grievances or other labor disputes pending or, to the Knowledge of Seller Parties, threatened against or involving the Seller or the Business, nor has any of the above occurred within the past three (3) years.
(g)
Set forth in Section 3.12(g) of the Disclosure Schedule is a true and complete list of (i) any “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not subject to ERISA and (ii) any other pension, retirement, profit-sharing, savings, deferred compensation, bonus, incentive compensation, equity, option, equity appreciation right, phantom equity or other equity or equity-based compensation, severance, retention, termination, welfare, health, dental, vision, life insurance, disability or other similarly material employee benefit plan, program, policy or arrangement currently offered, maintained or contributed to by the Seller, or with respect to which the Seller has any Liability, whether direct or indirect, actual or contingent (including, but not limited to, liabilities arising from an ERISA Affiliate (as defined below)) (collectively, the “Employee Benefit Plans”), and includes a written description of all oral Employee Benefit Plans. “ERISA Affiliate” means, with respect to the Seller, any Person, trade or business which is or was, at a relevant time, a member of a group which is under common control with the Seller and is or was, at a relevant time, treated as a single employer within the meaning of Code Section 414(b), (c), (m) and (o) and, if applicable, ERISA Section 4001(a)(14) and (b).
(h)
The Seller has provided the Buyer with true and complete copies of the following materials with respect to each Employee Benefit Plan (in each case to the extent applicable): (i) the plan document (or a description if not written) and all amendments thereto, (ii) the current Internal Revenue Service determination or opinion letter, (iii) each summary plan description and summary of material modifications, (iv) the most recent annual report (Form 5500 Series), (v) each trust or other funding arrangement, (vi) the most recently prepared actuarial reports and financial statements and (vii) any non-routine correspondence to or from any Governmental Authority in the last three (3) years.
(i)
Except as set forth in Section 3.12(i) of the Disclosure Schedule, neither the Seller nor any ERISA Affiliate sponsors, maintains or contributes to, has ever established, sponsored, maintained or contributed to (or has any obligation to contribute to), or has any current or contingent Liability with respect to: (i) a plan subject to Title IV of ERISA (including a multiemployer plan as defined in Section 4001(a)(3) of ERISA) (a “Title IV Plan”), (ii) a “multiple employer plan” (within the meaning of Section 413 of the Code), (iii) a “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA), (iv) post-employment welfare benefits, except as required under COBRA or any state Law of a similar nature, (v) a self-insured welfare benefit plan, or (vi) corresponding or similar provisions of foreign Laws or regulations. No Employee Benefit Plan provides welfare benefits, including, without limitation, death or medical benefits (whether or not insured), beyond retirement or termination of service, other than coverage mandated by applicable Law. The Seller has complied in all material respects with the continuation coverage requirements of COBRA (as defined below) and has no Liability with respect to such requirements on account of any ERISA Affiliate. “COBRA” means Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code and any similar state law.
(j)
With respect to each of the Employee Benefit Plans: (i) each Employee Benefit Plan intended to qualify under Section 401(a) of the Code is so qualified and has received a favorable determination or opinion letter from the IRS upon which it may rely regarding its qualified status under the Code for all statutory and regulatory changes with respect to plan qualification requirements for which the IRS will issue such a letter (or may rely upon an opinion letter for a prototype plan) and nothing has occurred, whether by action or by failure to act, that caused or could reasonably be expected to cause the loss of such qualification or the imposition of any penalty or Tax Liability with respect to any such Employee Benefit Plan; (ii) all payments required or promised under each Employee Benefit Plan or other agreement, or by Law (including, without limitation, all contributions (including Seller’s 401(k) plan matching contributions), insurance premiums or intercompany charges) with respect to all prior periods prior to Closing have been timely made or provided for, and, to the extent not yet payable, have been properly accrued, by the Seller in accordance with the provisions of each of the Employee Benefit Plans, applicable Law and GAAP; (iii) no Action has been asserted in writing, instituted or, to the Knowledge of the Seller Parties, is threatened against any of the Employee Benefit Plans (other than non-material routine claims for benefits and appeals of such claims), any trustee or fiduciaries thereof, any ERISA Affiliate, any of the assets of any trust of any of the Employee Benefit Plans or, to the Knowledge of the Seller Parties, any employee or any officer, director, manager, member or other service provider of the Seller (whether current, former or retired), and no fact, event or condition exists that would be reasonably likely to provide a legal basis for any such Action; (iv) each Employee Benefit Plan complies in form and has been maintained and operated in all material respects in accordance with its terms and applicable Law, including, without limitation, ERISA and the Code; (v) no Employee Benefit Plan is under, and no Seller Party has received any written notice of, an Action, audit or investigation by the IRS, Department of Labor or any other Governmental Authority and no such completed Action or audit, if any, has resulted in the imposition of any Tax or penalty; and (vi) with respect to each Employee Benefit Plan that is funded mostly or partially through an insurance policy, neither the Seller nor any ERISA Affiliate has any Liability in the nature of retroactive rate adjustment, loss sharing arrangement or other actual or contingent Liability arising wholly or partially out of events occurring on or before the date of this Agreement or is reasonably expected to have such Liability with respect to periods through the Closing Date. The Seller does not have any obligation to its officers, directors, managers, employees, consultants, or agents other than obligations arising in the ordinary course of business on account of wages, commissions, deferred compensation and salaries for prior services performed.
(k)
There has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Employee Benefit Plan subject to ERISA. Neither the Seller, Parent nor any ERISA Affiliate has incurred any liability for any excise tax arising under Sections 4971, 4972, 4973, 4974, 4975, 4976, 4977, 4978, 4979, 4979A, 4980, 4980B, 4980D, 4980E, 6721, or 6722 of the Code or any civil penalty arising under Sections 409, 502(i) or 502(l) of ERISA, and no fact, event or condition exists which could give rise to any such liability. Neither the Seller nor any ERISA Affiliate has incurred any liability under, arising out of or by operation of Section 302(c)(11) or Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation (“PBGC”) arising in the ordinary course), including, without limitation, any liability in connection with the termination of a Title IV Plan; and, no fact or event has occurred or condition exists which could give rise to any such liability. No complete or partial termination has occurred within the five (5) years preceding the date hereof with respect to any Employee Benefit Plan maintained by the Seller or any ERISA Affiliate, and no reportable event (within the meaning of Section 4043 of ERISA), notice of which has not been waived by the PBGC, has occurred or is expected to occur with respect to any Employee Benefit Plan maintained by the Seller or any ERISA Affiliate. The transactions contemplated by this Agreement will not result in liability to the Seller or the Buyer under Section 4069 of ERISA. No Title IV Plan or Employee Benefit Plan subject to Section 302 of ERISA maintained by the Seller or any ERISA Affiliate had an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Employee Benefit Plan. None of the assets of the Seller or any ERISA Affiliate is the subject of any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code; neither the Seller nor any ERISA Affiliate has been required to post any security under Section 307 of ERISA or Section 401(a) (29) of the Code relating to any Employee Benefit Plan; and no fact or event has occurred or condition exists which could give rise to any such lien or requirement to post any such security. As of the Closing Date, no Employee Benefit Plan which is a Title IV Plan will have an “unfunded benefit liability” (within the meaning of Section 4001(a)(18) of ERISA) and no Employee Benefit Plan which is subject to Section 302 of ERISA will have an “accumulated funding deficiency” (within the meaning of Section 302(a)(2) of ERISA).
(l)
The consummation of the transactions contemplated by this Agreement alone, or in combination with a termination or retention of any employee or any officer, director, manager, member or other service provider of the Seller (whether current, former or retired) or their beneficiaries, will not give rise to any Liability under any Employee Benefit Plan or otherwise, including, without limitation, Liability for severance pay, change of control payments, transaction bonuses, retention bonuses, unemployment compensation, termination pay or withdrawal Liability, or accelerate the time of payment, funding or vesting or increase the amount of compensation or benefits due to any employee or any officer, director, manager, member or other service provider of the Seller (whether current, former or retired) or their beneficiaries. No amount that would be received (whether in cash or property or the vesting of property), as a result of the consummation of the transactions contemplated by this Agreement, by any employee or any officer, director, manager, member or other service provider of the Seller who is a “disqualified individual” (as such term is defined in Treasury Regulations Section 1.280G–1) under any Employee Benefit Plan or otherwise would be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code).
(m)
None of the Seller, Parent, any ERISA Affiliate, or, to the Knowledge of the Seller Parties, any employee, or any officer, director, manager, member or other service provider of the Seller has made any promises or commitments, whether legally binding or not, to create any additional Employee Benefit Plan, agreement or arrangement, or to modify or change or terminate in any material way any existing Employee Benefit Plan, agreement or arrangement.
(n)
Each Employee Benefit Plan, and any award thereunder, that is or forms part of a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code has been timely amended (if applicable) to comply and has been operated in compliance with, and the Seller and Parent have complied in practice and operation with, all applicable requirements of Section 409A of the Code. No event has occurred and no condition exists, that could subject any Person to any tax, fine, penalty or other liability under Section 409A of the Code (“409A Liability”). None of the transactions contemplated by this Agreement could, directly or indirectly, subject any Person to any 409A Liability.
(o)
Except as set forth on Section 3.12(o) of the Disclosure Schedule, no officers, directors, managers, employees, producers, consultants, producers or agents of the Parent or its Affiliates (other than the Seller) provide services to or on behalf of the Seller and/or the Business. All employees or independent contractors that provide service to the Business are either employed or engaged by the Seller and not any of its Affiliates.
(p)
The Seller does not have any obligation to gross-up, indemnify or otherwise reimburse any current or former director, manager, officer, employee or individual independent contractor of the Seller for any tax incurred by such individual, including under Section 409A or 4999 of the Code.

3.13
Contracts.
(a)
Set forth in Section 3.13(a) of the Disclosure Schedule is a true, complete and correct list of all written or oral contracts, agreements, understandings, guarantees, leases and commitments (each a “Contract”) to which the Seller is a party or to which the Purchased Assets or the Business is subject or bound and which fall within any of the following categories:
(i)
joint venture, partnership and similar Contracts;
(ii)
Contracts containing covenants purporting to limit the freedom of the Seller or its Affiliates (or their respective employees, producers or agents) to compete in any line of business in any geographic area or to solicit or hire any individual or group of individuals or to solicit or engage in any business transaction whatsoever with any Persons or groups of Persons, or containing any other similar restrictions;
(iii)
Contracts which after the Closing Date, if assigned to Buyer, could have the effect of limiting the freedom of any member of the NFP Group (or their respective employees, producers or agents) to compete in any line of business in any geographic area or to solicit or hire any individual or group of individuals or to solicit or engage in any business transaction whatsoever with any Persons or groups of Persons, or containing any other similar restrictions, other than the foregoing that would be exclusively for the benefit of the Buyer;
(iv)
Contracts pursuant to which the Seller has agreed to (A) acquire or sell any material assets, or (B) acquire, whether by merger, consolidation, exchange, stock purchase, asset purchase or otherwise, any business of any other Person or any material portion thereof;
(v)
Contracts, indentures, mortgages, promissory notes, loan agreements or guarantees of amounts in excess of $25,000, letters of credit or other Contracts, or commitments for the borrowing or the lending of amounts in excess of $25,000 or providing for the creation of any charge, security interest, or Encumbrance upon any of the assets of the Seller or the Business, including the Purchased Assets;
(vi)
Contracts relating to equipment or property leases, intellectual property license agreements and/or all other contracts or agreements relating to intellectual property;
(vii)
Contracts with or for the benefit of any Affiliate of the Seller (any such Contract, an “Affiliate Agreement”);
(viii)
Contracts with a Carrier or other insurance or financial service companies not containing terms generally customary in the industry and/or not entered into in the ordinary course of business of the Seller or the Business consistent with past practice;
(ix)
Contracts with Governmental Authorities;
(x)
Contracts with “wholesalers”, “solicitors” or referral sources of insurance and financial services;
(xi)
Contracts containing provisions purporting to offer or agree to limit any pricing, fee or compensation terms with any client, carrier, broker, customer, employee, producer or agent of the Seller or its Affiliates, or following the Closing, Buyer or its Affiliates, or to perform under any existing Contract containing such terms, or containing any other similar restrictions (including any “most favored nations” provisions);
(xii)
any secrecy or confidentiality agreement (other than standard confidentiality agreements in computer software license agreements or agreements with clients, vendors, employees or independent contractors entered into in the ordinary course of business); and
(xiii)
all other Contracts that could be material to the Seller or the Business and are not otherwise listed on Section 3.13(a) of the Disclosure Schedule pursuant to the preceding clauses (i)-(xi).

The Seller has provided the Buyer with true, correct and complete copies of all Contracts required to be set forth in Section 3.13(a) of the Disclosure Schedule, including all amendments, supplements and modifications thereto. All such Contracts set forth, or required to be set forth, on Section 3.13(a) of the Disclosure Schedule are the legal, valid and binding obligations of the Seller and, to the Knowledge of the Seller Parties, the legal, valid and binding obligation of each other party thereto. None of the Seller, or, to the Knowledge of the Seller Parties, any other party thereto is in violation of or in default in respect of, nor has there occurred an event or condition which with or without the passage of time or giving of notice (or both) would constitute a violation or default under, any such Contract.

(b)
Attached to Section 3.13(b) of the Disclosure Schedule is a true and complete list of all the standard forms of agreements and other documentation used in the Business with customers or clients (the “Customer Contracts”), true, correct and complete copies of which have previously been furnished to the Buyer. There are no contracts, agreements or other commitments, whether oral or written, between the Seller and any customers or clients, other than those in the forms of the Customer Contracts, except as otherwise set forth in Section 3.13(b) of the Disclosure Schedule. The Seller is not a party to any Customer Contract that grants the Seller “discretionary” authority to withdraw assets from a customer account or otherwise have custody of any client assets.
(c)
Set forth in Section 3.13(c) of the Disclosure Schedule is a true and complete list of all Contracts of the Seller with an insurance carrier, broker or agency (each such Contract, an “Insurance Carrier Contract” and each such insurance carrier, broker or agency, a “Carrier”). None of the Insurance Carrier Contracts contain terms or conditions that differ in any material respect from the industry standard. All Insurance Carrier Contracts are the legal, valid and binding obligations of the Seller and, to the Knowledge of the Seller Parties, the legal, valid and binding obligation of each other party thereto. None of the Insurance Carrier Contracts has been terminated or cancelled, and no party to any such Insurance Carrier Contract has notified any Seller Party in writing of any default under such Insurance Carrier Contract. The Seller has an appointment to act as an agent or broker for each Carrier from which they need such an appointment to conduct the Business and, except as set forth in Section 3.13(c) of the Disclosure Schedule, the Seller’s relationships with such Carriers are good commercial working relationships. Since January 1, 2021, there has been no adverse change in any material respect in any of the Seller’s relationships with the Carriers. Since January 1, 2021, no Carrier has changed, modified or altered the commission structure or other form of compensation arrangement under the Insurance Carrier Contract applicable to any such Carrier, and no party to any such Insurance Carrier Contract has notified any Seller Party of any present or impending change, modification or alteration to such commission structure or compensation arrangement.
3.14
Accounts Receivable. All notes receivable and all accounts receivable of the Seller or the Business have arisen in the ordinary course and are substantially current and fully collectible net of any bad debt reserve (in the case of any such note receivable, in accordance with its terms, and in the case of any such account receivable, within ninety (90) days after the date it arose) at the aggregate gross amounts thereof recorded in the Financial Information and, for receivables arising after the date of the Financial Information, on its books, subject to reserves shown on the Seller’s books and records.

Each of the accounts receivable of the Seller or the Business constitutes a valid claim in the full amount thereof against the debtor charged therewith on the books of the Seller and is collectible in the normal and ordinary course of business consistent with past practices (i.e. without resort to Action or assignment to a collection agency), subject to the reserves shown on the Seller’s books and records, and, to the Knowledge of the Seller Parties, is enforceable in accordance with its terms. The Seller has delivered or caused to be delivered to the Buyer a complete and accurate aging of all accounts receivable reflected on, and notes receivable included in, the Financial Information.

3.15
Undisclosed Liabilities; Indebtedness.
(a)
Except as and to the extent set forth in Section 3.15 of the Disclosure Schedule, which in the event of such Liabilities or obligations, if any, the aggregate amount thereof is not in excess of $25,000 and not prohibited by this Agreement, the Seller and any Affiliate of the Seller (with respect to the Business) do not have any Liabilities or obligations of any nature, whether direct or indirect, known or unknown, absolute, accrued, fixed, contingent, unliquidated or otherwise and whether due or to become due and regardless of when asserted, including without limitation any Liabilities or obligations arising out of transactions entered into at or prior to the date hereof, or any action or inaction at or prior to the date hereof or any state of facts existing prior to the date hereof.
(b)
Other than current liabilities listed on the Target Closing Date Balance Sheet and to be listed on the Actual Closing Date Balance Sheet, the Outstanding Indebtedness constitutes all of the outstanding Indebtedness of the Seller and any Affiliate of the Seller (with respect to the Business) as of the Closing Date.
(c)
The Seller and its Affiliates have never applied for or received a loan or any other kind of indebtedness, subsidy, credit or other funds in connection with the Paycheck Protection Program under the CARES Act, the Paycheck Protection Program Flexibility Act of 2020 or any other program established or administered by a Government Entity (including, for the avoidance of doubt, the U.S. Small Business Administration).
(d)
For purposes of this Agreement, “Indebtedness” of any Person means any of the following: (i) all obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of property or assets; (ii) all Liabilities secured by any Encumbrance upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Liabilities; (iii) all Liabilities created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the Affiliate of such Person, lender or lessor under such agreement in the event of default are limited to repossession or sale of the property; (iv) all capitalized lease obligations; (v) all Liabilities with respect to interest rate or currency swaps, collars, caps and similar hedging obligations; (vi) all guaranties, surety or indemnity obligations by such Person; (vii) all Liabilities of such Person in regard to guaranties or sureties by others of such Person’s Liabilities, regardless of whether by payment or performance, or whether such guaranties are in the form of, without limitation, letters of credit, deposits, bonds, insurance or other forms of security, indemnity, surety or guaranty; (viii) all Liabilities for underfunded employee pension benefit plans and similar obligations; (ix) income tax payables; (x) deferred and other employee compensation-related items; (xi) earnout liabilities and deferred payments for historical acquisitions; (xii) unfunded benefit liabilities with respect to its or its Affiliate’s maintained pension plan; (xii) accrued but unused vacation or paid time off; or (xiii) all Liabilities for accrued but unpaid interest and unpaid prepayment penalties or premiums, expenses or other amounts that are payable in connection with retirement or prepayment in respect of any of the foregoing; provided, however, that “Indebtedness” of the Seller shall not in any event include any Liabilities taken into consideration with respect to the definitions of “Working Capital” or “Transaction Expenses”.
3.16
Certain Financial Matters. Section 3.16 of the Disclosure Schedule sets forth: (a) a list of all banks in which the Seller has accounts or maintains safe deposit boxes and the names of all persons authorized to draw thereon or have access thereto; (b) the names of all managers and officers of the Seller; and (c) the names of all Persons holding powers of attorney from the Seller and a summary statement of their terms.
3.17
Conflicts of Interest; Affiliate Transactions.
(a)
Except as set forth in Section 3.17(a) of the Disclosure Schedule, none of the Seller, any Affiliate of the Seller, or any officer, manager or director of the Seller or any Affiliate of the Seller, or any employee of the Seller, has any direct or indirect interest in any firm, corporation, association or business enterprise which competes with, is a customer or sales agent of, or is engaged in, the Business, other than, with respect to officers, managers or directors of the Seller or any Affiliate of the Seller and employees of the Seller only, investments of 2% or less in the stock or other equity interests of a publicly traded firm or corporation.
(b)
Except as set forth in Section 3.17(b)(i) of the Disclosure Schedule, (i) neither Parent nor any of its Affiliates (other than the Seller) (collectively, the “Seller Affiliates”) provides or causes to be provided to the Seller or the Business, any assets, loans, advances, services or facilities, (ii) the Seller does not provide or cause to be provided to any Seller Affiliate any assets, loans, advances, services or facilities and (iii) except for the Affiliate Agreements and those matters set forth in Section 3.17(b)(i) of the Disclosure Schedule (such matters collectively, the “Affiliate Arrangements”), no Seller Affiliates and no employees of Parent or any of its Affiliates (including the Seller) have any other business relationships with the Seller or the Business, other than, with respect to employees of the Seller only, the employment relationship with the Seller. The only Affiliate Agreements and Affiliate Arrangements set forth in Section 3.17(b)(i) of the Disclosure Schedule that will remain in place from and after the Closing Date or with respect to which the Buyer or the NFP Group will have any ongoing obligations or duties after the Closing Date, are those items (and only with respect to such obligations or duties) identified in Section 3.17(b)(ii) of the Disclosure Schedule as remaining in place and having ongoing obligations or duties.
(c)
Section 3.17(c) of the Disclosure Schedule sets forth all written agreements (and a description of any oral agreements) and all so called “side letters” between or among (i) the Seller and any Seller Affiliate; (ii) with respect to the transactions contemplated hereby, the Seller Parties, on the one hand, and any employee or agent of the Seller Parties, on the other hand; or (iii) with respect to the transactions contemplated hereby, the Seller Parties, on the one hand, and any other third party (other than the Buyer or any of the foregoing), on the other hand.
3.18
Customer and Supplier Relationships.
(a)
The relationships of the Seller with the customers, clients, Carriers, brokers, suppliers and financial services or insurance companies with which it does business are satisfactory and no such customers, clients, Carriers, brokers, suppliers or financial services or insurance companies have notified any Seller Party of its intention to terminate or materially reduce its relationship with the Seller or the Business, and the Seller Parties have no Knowledge of any facts or circumstances that could (with or without the passage of time) result in such customers, clients, Carriers, brokers, suppliers or financial services or insurance companies terminating or materially reducing their relationship with the Buyer or the Business following the Closing. The execution of this Agreement and the consummation of the transactions contemplated hereby will not materially adversely affect such relationships.
(b)
Section 3.18(b) of the Disclosure Schedule sets forth a list of each “client account” of the Seller and/or the Business as of the date hereof (collectively, the “Client Accounts”), including the amount of revenue received by the Seller in respect of each such Client Account during the year ending December 31, 2023 and in the two (2) month period ending February 29, 2024. The Seller has all legal right, title and interest in the agreements entered into with respect to, the goodwill and intangible assets associated with (including all expiration and renewal rights), and the relationship with, and is the broker of record for, each Client Account, free and clear of all Encumbrances, and there is no Action pending or, to the Knowledge of the Seller Parties, threatened that would adversely affect any such right, title or interest in any such agreement, assets or relationship of the Client Accounts. The Seller has not granted any other Person, and, to the Knowledge of the Seller Parties, no Person (including any employee, former employee or former equity holder of the Seller) claims, any right, title or interest in the Client Accounts in existence as of the Closing, including any right to solicit such Client Accounts (other than on behalf of the Seller) for a purpose related to the Business. No Person for whom the Seller has received any revenue in the previous twelve (12) months has terminated or cancelled its business relationship with the Seller. There exists no imminent or impending change, modification or alteration in any material respect in any relationship of the Seller with any Client Account in existence as of the Closing, including any intent not to renew. There are no guarantees of performance at pre-defined service levels under any agreements relating to Client Accounts. There are no facts, events or circumstances that could result in any customer included in the Client Accounts making a claim against any insurance policy included in the Client Accounts except for those claims that are made in the ordinary course of business for a customary amount and those that would not have a material impact on the Business.
(c)
Except as set forth in Section 3.18(c) of the Disclosure Schedule, there are no Client Accounts that are Government Officials or Government Entities.
(d)
The Seller has not granted any other Person any right or interest in its relationship with any Client Account. No Client Account has terminated or cancelled its business relationship with the Seller, other than any such relationship that has expired by its terms in the ordinary course of business. To the Knowledge of the Seller Parties, there exists no imminent or impending change, modification or alteration in any material respect in any relationship of the Seller or the applicable Client Account in existence as of the date hereof, including any intent not to renew. There are no guarantees of performance at pre-defined service levels under any agreements relating to any Client Account.
3.19
Revenues. The annual revenue received by the Seller with respect to the Business during each of the calendar years 2021 through 2023 and the revenues received through the most recent month end in the current calendar year are listed by calendar year or month, as the case may be, in Section 3.19 of the Disclosure Schedule, and the Seller Parties have no Knowledge of any fact, circumstance or development which, individually or together with any other facts, circumstances or developments, may result in an adverse change in the annual revenues of the Business.
3.20
Permits; Compliance.
(a)
The Seller is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate the Seller’s properties and to carry on the Business as is currently conducted by the Seller (collectively, the “Permits”), and there is no Action pending or, to the Knowledge of the Seller Parties, threatened regarding any of the Permits. The Seller is not in conflict with, or in default or violation of, any of the Permits.

(b)
Each Client Facing Person and any employee or consultant of the Seller who is required by reason of the nature of his or her employment by or relationship to the Seller to be registered or licensed as an insurance agent, insurance broker or insurance producer with the insurance department of any state or self-regulatory body or Governmental Authority is duly registered or licensed as such, such registration or license is in full force and effect, and each such Client Facing Person who is required by reason of the nature of his or her employment by, or relationship to, the Seller to be appointed with an insurance carrier is duly appointed as such, and such appointment is in full force and effect.
(c)
As used in this Agreement, “Law” means any law (statutory, common, or otherwise), constitution, treaty, convention, ordinance, equitable principle, code, rule, regulation, order, request, or other similar authority enacted, adopted, promulgated, or applied by any Governmental Authority, each as amended and now and hereinafter in effect.
3.21
Intentionally Omitted.
3.22
Insurance. Set forth in Section 3.22 of the Disclosure Schedule is (a) a true, correct and complete list of all current policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers’ compensation, vehicular, cyber, employment practices liability, fiduciary liability and other casualty and property insurance maintained by or for the benefit of the Seller or the Business or the Purchased Assets (collectively, the “Insurance Policies”), and (b) a list of all pending claims and the claims history (including without limitation, an “e&o claims run”) for the Seller and/or the Business since January 1, 2019. Since January 1, 2019, there have been no claims related to the Business under any such Insurance Policy, except as set forth in the e&o claims run attached to Section 3.22 of the Disclosure Schedule. There are no claims related to the Business pending under any such Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights. No Seller Party has received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Insurance Policies. All premiums due on such Insurance Policies have either been paid or, if not yet due, accrued. Neither the Seller nor any other party to the Insurance Policies has failed to meet a condition precedent to coverage or coverage trigger required by any Insurance Policy (including with respect to the giving of notice of claim, occurrence, or circumstances of potential claim). The Insurance Policies are sufficient for compliance with all applicable Laws and Contracts. True, correct and complete copies of the Insurance Policies have been provided to the Buyer. With respect to each such Insurance Policy: (i) such Insurance Policy is legal, valid, binding, enforceable, and in full force and effect, (ii) neither the Seller nor any other party to an Insurance Policy is in breach or default under, or has otherwise failed to comply with, such Insurance Policy (including with respect to the payment of premiums or the giving of notices), and no event has occurred that, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under such Insurance Policy, (iii) neither the Seller nor any other party to an Insurance Policy has failed to meet a condition precedent to coverage or coverage trigger required by such Insurance Policy (including with respect to the giving of notice of claim, occurrence, or circumstances of potential claim) and (iv) no party to the policy has repudiated any provision thereof. The Seller and the Business have been covered during the past five years by insurance in scope and amount customary and reasonable for the businesses in which it (or its employees, agents or contractors) has engaged. There are no insurance policies maintained by any Person with respect to the Business other than the Insurance Policies.
3.23
Brokerage and Finder’s Fee.

Except as set forth in Section 3.23 of the Disclosure Schedule, no Seller Party nor any director, manager, officer or employee of any Seller Party, has incurred or will incur on behalf of the Seller or the Business any brokerage, finder’s or similar fee in connection with this Agreement or the transactions contemplated hereby, and there are no other unpaid Transaction Expenses as of the Closing.

3.24
State Takeover Laws.

The board of directors or board of managers (or other applicable governing body) of each Seller Party has taken all action necessary to exempt or make inapplicable under any state takeover Law or state Law that purports to limit or restrict business combinations or the ability to acquire or vote shares relating to: (a) the execution of this Agreement, and (b) the transactions contemplated hereby.

3.25
Agent and Broker Services.
(a)
The Seller has at all times acted principally in the capacity of an insurance agent, broker and consultant, and has not incurred any risks or Liabilities associated with the underwriting of insurance policies issued in connection with such broker services. The Seller does not operate, or own an interest in, a captive insurance company and the Seller does not assume, and does not have any investment or interest in any Person that assumes, underwriting risks. No Contract between the Seller on the one hand and any insurance carrier on the other hand provides for, or would cause, the Seller to assume any underwriting risk.
(b)
Except as set forth on Section 3.25(b) of the Disclosure Schedule, since January 1, 2019, the Seller has not, directly or indirectly through a wholesaler or other Person, placed any insurance contracts, coverages or other business with insurance carriers or other underwriters having an “AM Best” rating below “A-” or unrated (collectively, a “Low Rated Carrier”). The Seller has (A) disclosed the AM Best rating of any Low-Rated Carrier to the insured, and (B) received from each such insured a written acknowledgment of such rating and a waiver from responsibility for any liability in connection with or resulting from the financial condition of such Low-Rated Carrier.
3.26
Accounts Payable.

All accounts payable which are set forth on the face of the Target Closing Date Balance Sheet have (a) arisen in the ordinary course of business, and (b) been recorded and entered in the books and records of the Seller in accordance with GAAP, consistently applied.

3.27
Information Technology Matters.
(a)
None of the computer software, computer hardware (whether general or special purpose), telecommunications capabilities (including all voice, data and video networks) and other similar or related items of automated, computerized, and/or software systems and any other networks or systems and related services that are used by or relied on by the Business (collectively, the “Systems”) have experienced bugs, failures, breakdowns, or continued substandard performance in the past year that has caused any substantial disruption or interruption in or to the use of any such Systems by the Business, and the Business is covered by business interruption insurance in scope and amount customary and reasonable to ensure its ongoing business operations.
(b)
The Seller has taken all reasonable steps to safeguard the information technology systems utilized in the operation of the Business, including the implementation of procedures to ensure that such information technology systems are free from any disabling codes or instructions, timer, copy protection device, clock, counter or other limiting design or routing and any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus,” or other software routines or hardware components that in each case permit unauthorized access or the unauthorized disablement or unauthorized erasure of data or other software by a third party, and to the Knowledge of the Seller Parties, there have been no material successful unauthorized intrusions or breaches of the security of the information technology systems.

(c)
The Seller has adopted and implemented and continues to maintain physical, technical, administrative, and organizational measures reasonably designed to protect personally identifiable information, and other sensitive business data of the Business, against accidental, unauthorized or unlawful use, destruction, loss, alteration, modification, disclosure, acquisition, and access, and against all other activities that would violate applicable Laws relating to data collection, use, privacy or protection.
3.28
Disclosure Controls and Procedures; Event of Fraud.
(a)
Since January 1, 2019, the Seller and its employees and producers have maintained policies and procedures designed to ensure that it has disclosed, and have disclosed, to each of its insurance customers the nature and extent of all forms of compensation received by the Seller and/or its employees and producers, directly or indirectly, from insurers, insurance intermediaries, or premium finance companies or other businesses in consideration for placing business with, or otherwise arranging business for, such businesses, including but not limited to profit sharing, contingent, supplemental, bonus, override, excess commissions or any other such similar compensation.
(b)
The Seller has established and maintains industry standard disclosure controls and procedures for similarly situated entities that are designed to ensure that material information relating to the Business is made known to the Seller’s president, vice presidents, managers, or other executive officers, and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established. The Seller maintains a system of internal accounting controls adequate to ensure that the Business maintains no off-the-books accounts and that the Seller’s assets are used only in accordance with the Seller’s management directives. Since January 1, 2019, neither the Seller’s board of managers (or other applicable governing body of any Seller Party) nor any committee thereof has been advised of: (i) any material deficiencies in the design or operation of internal controls effecting the Seller’s ability to record, process, summarize and report financial data, or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Seller’s internal controls. No Seller Party has any Knowledge of any event or attempted event of fraud, whether or not material, that involved the Seller or the Business.
3.29
No Restrictions. Except as set forth on Section 3.29 of the Disclosure Schedule, (a) no Seller Party has entered into or is otherwise bound by any agreement restricting the ability of the Seller or the Business to conduct any insurance or financial services business, and (b) in the prior two (2)-year period, no Seller Party has taken any action that limits the ability of the Seller or the Business from conducting any insurance or financial services business.
3.30
Prior Acquisitions. Section 3.30 of the Disclosure Schedule contains a true, complete and correct list of any merger, stock purchase, asset acquisition or similar transaction by any Seller Party relating to the Business (collectively, the “Prior Acquisitions”), including whether any Seller Party has any continuing obligations with respect thereto, including without limitation, obligations to pay any remaining portion of the applicable purchase price, whether represented by a promissory note or otherwise, and whether or not in the form of a deferred purchase price or contingent consideration. As of the date hereof, no Seller Party has any continuing obligations or Liabilities with respect to the acquisition of certain assets of North Woods Capital Benefits LLC or the acquisition of certain assets of Landmark Group of Brighton, Inc., including, without limitation, any obligation to pay any earn out or contingent consideration.
3.31
Full Disclosure.
(a)
No representation or warranty of any Seller Party contained in this Agreement (including, without limitation, those contained in Articles III and IV) and no statement, schedule or certificate furnished or to be furnished by or on behalf of any Seller Party to the Buyer or its agents pursuant to this

Agreement or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.
(b)
The Seller Parties have clearly disclosed to the Buyer (i) any litigation, complaints, regulatory matters or actions brought by or against the Business, its current or former customers or clients, and/or the Seller as well as the current status or disposition of such matters, (ii) any business dealings of the Business and the Seller outside of the Seller’s core financial services practice, (iii) to the Knowledge of the Seller Parties, any violations of law by any of the Seller’s current or former customers or clients or any misrepresentation by any of the Seller’s current or former customers or clients and (iv) any previous or contemplated relationships, or conflicts, disagreements or disputes, with a subsidiary or Affiliate of the Buyer.
(c)
The Seller has either clearly disclosed or made available to its clients in writing any compensation agreements or arrangements that it has with insurance carriers or other manufacturers of financial services products, if applicable, including without limitation, any bonuses or other cash or non-cash compensation payable to the Seller or its employees based in whole or in part on the volume, persistency or profitability of business placed with any such financial institutions.
ARTICLE IV

ADDITIONAL REPRESENTATIONS AND WARRANTIES
AS TO THE PARENT

In order to induce the Buyer to enter into this Agreement, the Parent hereby further represents and warrants to the Buyer that the statements contained in this Article IV are true, correct and complete.

4.1
Organization and Standing.
(a)
The Parent is a corporation duly formed, validly existing and in good standing under the laws of the State of New York with full power and authority (corporate and other) to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. The Parent is duly qualified to do business and is licensed and in good standing in each jurisdiction in which properties owned or leased by it or the operation of its business as currently conducted requires such qualification or licensing.
4.2
Power. The Parent has all requisite power, right, legal capacity and authority, as applicable, to execute, deliver and perform this Agreement and the Ancillary Documents to which it is a party and to consummate the transactions and perform its obligations contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Ancillary Documents to be executed and delivered by the Parent and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Parent. This Agreement has been, and each of the Ancillary Documents to be executed and delivered by the Parent shall be, duly and validly executed and delivered by the Parent and constitutes (or will constitute, as the case may be) a valid and binding obligation of the Parent, enforceable against it in accordance with its terms. Without limiting the foregoing, the Parent specifically represents that the Restrictive Covenant Agreement is enforceable against the Parent in accordance with its terms under both the governing law of this Agreement and the Restrictive Covenant Agreement (i.e., Delaware law) and the law of the Parent’s ordinary place of business (i.e., New York law). “Ancillary Documents” means any document being executed and delivered in connection with this Agreement and the transactions contemplated hereby, including, without limitation, the Restrictive Covenant Agreement, the

Transition Services Agreement, the Strategic Marketing Agreement and any certificates delivered pursuant to Article VI.
4.3
No Violation. Neither the execution and delivery of this Agreement or any Ancillary Document by the Seller Parties, the performance by the Seller Parties of their obligations hereunder or thereunder nor the consummation by the Seller Parties of the transactions contemplated hereby or thereby will (a) conflict with, or result in a breach of, any provision of the Certificate of Incorporation or Bylaws of the Parent or similar constituent documents of the Parent, (b) violate any Law, order, writ, judgment, injunction, decree, statute, rule or regulation of any court or Governmental Authority applicable to the Parent or its properties or assets; (c) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Parent is a party or by which it is bound or to which any of its assets are subject, or (d) result in the imposition or creation of an Encumbrance upon or with respect to any of the Purchased Assets.
4.4
Consents and Approvals. No filing or registration with, no notice to and no permit, authorization, consent or approval of, any Governmental Authority or other Person is necessary or required to be obtained or made for the consummation by the Parent of the transactions contemplated in this Agreement or in any Ancillary Document to which it is a party, other than, in each case (a) requirements of federal and state securities Laws, or (b) those already obtained.
ARTICLE V

POST-CLOSING COVENANTS OF THE PARTIES
5.1
Mutual Covenants.
(a)
General. Each of the Parties shall use its reasonable efforts to take all action and to do all things as may be reasonably requested or necessary to carry out the provisions hereof, and give effect to the transactions contemplated by this Agreement and the Ancillary Documents (including, without limitation, preparing, executing and delivering such further instruments and taking or causing to be taken such other and further action as any other party hereto shall reasonably request). Buyer and Seller Parties shall cooperate with each other to facilitate the orderly transfer of the Purchased Assets to Buyer, including but not limited to, certifying, executing or transferring all necessary documents and information to Buyer, and to take such further action, as may be reasonably required by Buyer in order to consummate and carry out the transactions contemplated hereby and hereunder.
(b)
Other Governmental Matters. Subject to Section 1.9 and Section 5.1(c), each of the Parties shall use its reasonable efforts to take any additional action that may be necessary in connection with any other notices to, filings with, and authorizations, consents and approvals of any Governmental Authority that it may be required to give, make or obtain, including, without limitation, the Seller Required Consents.
(c)
Public Announcements. Unless otherwise required by applicable Law (and in that event only if time does not permit), at all times prior to or following the Closing Date, the Buyer and the Seller Parties shall consult with each other before issuing any press release or public announcements (including any publication or filing with the Securities and Exchange Commission) with respect to the transactions contemplated by this Agreement and, unless required by applicable Law, shall not issue any such press release or public announcement without the written approval of the Buyer and the Seller (which such approval shall not be unreasonably withheld). Notwithstanding the foregoing, the Parties agree that, after the Closing Date, each Party may issue press releases or public announcements with respect to the transactions contemplated by this Agreement; provided, however, that if such press release or public announcement

(including any publication or filing with any stock exchange) includes specifics regarding the economics of the transactions contemplated hereby or the identity of the other Party, the content of such public announcements shall be subject to the prior written approval of the other Party, which approvals will not be unreasonably withheld, conditioned or delayed.
5.2
Additional Agreements.
(a)
Certain Tax Matters. The Buyer and the Seller Parties shall cooperate in all matters relating to Taxes. The Seller Parties shall deliver to the Buyer such information and data concerning the Seller and the Business as the Buyer may reasonably request in order to enable the Buyer or any of its Affiliates to complete and file any Tax Return which they may be required to file, respond to audits by any taxing authorities or participate in any other Tax proceeding and shall deliver to the Buyer any Tax Returns of the Seller Parties or any of their Affiliates as the Buyer may reasonably request. The Buyer and the Seller Parties shall cooperate, as necessary, in the preparation and filing of any Tax Returns in respect of the Purchased Assets relating in whole or in part to taxable periods ending on or before the Closing Date that are required to be filed on or after such date; provided, that it shall be the responsibility of the Seller Parties to file any such Tax Returns for the Pre-Closing Tax Period. The Seller Parties agree that they are fully responsible for any Tax imposed on the Seller Parties, whether from the transactions contemplated herein, any Pre-Closing Tax Period or otherwise. Notwithstanding any other provision in this Agreement, the Buyer shall have the right to deduct and withhold any Taxes required to be withheld by applicable Law from any payments to be made hereunder. To the extent that amounts are so withheld and paid to the appropriate taxing authority, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to the applicable recipient of payment in respect of which such deduction and withholding was made.
(i)
Purchase Price Allocation. The Buyer and the Seller Parties agree that the transactions hereunder will be treated for all Tax purposes as an asset purchase and that the Purchase Price and the Assumed Liabilities (plus other relevant items), will be allocated to the Purchased Assets for all purposes (including Tax and financial accounting) as determined by the Buyer in accordance with Section 1060 of the Code. The Seller Parties shall file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with such allocation. Further, a portion of the Purchase Price may be allocated to the Restrictive Covenants as determined by the Buyer in a manner consistent with its past practice with respect to acquisitions. The Parties shall update the Purchase Price Allocation to reflect any adjustments to the Purchase Price in a manner consistent with this past preparation of the Purchase Price Allocation.
(ii)
Tax Status. The Seller Parties shall not take any action to change the status of the Seller as a disregarded entity. The Seller Parties shall not take or allow any action that would result in a termination of the Seller’s status as a disregarded entity.
(iii)
Transfer Taxes. The Seller Parties will pay any transfer Tax, stamp Tax, stock transfer Tax, or other similar Tax imposed as a result of the transactions contemplated by this Agreement (collectively, “Transfer Taxes”), and any penalties, interest or additions to Tax with respect to the Transfer Taxes. The Seller Parties agree to cooperate with the Buyer in the filing of any returns with respect to the Transfer Taxes, including promptly supplying any information in their possession that is reasonably necessary to complete such returns.
(iv)
Tax Clearances. If requested by the Buyer, the Seller Parties shall notify all of the taxing authorities in the jurisdictions that impose Taxes on any of the Seller Parties or where any of the Seller Parties has a duty to file Tax Returns of the transactions contemplated by this Agreement in the form and manner required by such taxing authorities, if the failure to make such notifications or receive any available tax clearance certificate could subject the Buyer to any Taxes of any of the

Seller Parties. If any taxing authority asserts that any of the Seller Parties is liable for any Tax, such Seller Party shall promptly pay any and all such amounts and shall provide evidence to the Buyer that such liabilities have been paid in full or otherwise satisfied.
(b)
Release. As of the Closing, each Seller Party, on behalf of itself and its partners, stockholders, members, Affiliates, subsidiaries, predecessors, agents, directors, officers, employees, representatives, accountants, counsel and their respective successors and permitted assigns, hereby releases, remises and discharges, absolutely and forever, the Business and the Buyer and each of its respective subsidiaries and Affiliates (including each member of the NFP Group), and (in their capacity as such) each of their stockholders, members, predecessors, successors, assigns, agents, directors, officers, partners, employees, representatives, accountants, counsel and all Persons acting by, through, under or in concert with them, or any of them, of and from, and covenants not to sue them with respect to, any and all actions, manners of action, cause or causes of action, suits, claims, demands, other Actions, damages, losses, Liabilities, Encumbrances, rights, or costs or expenses of any nature whatsoever, known or unknown, fixed or contingent, with respect to the Business, the Purchased Assets or the Assumed Liabilities, based on any circumstances, events, actions, omissions or state of facts existing, occurring or arising on or prior to the Closing Date, excluding, for clarity, any obligations or liabilities set forth in this Agreement or any other Ancillary Document.
(c)
Return of Assets. The Seller Parties shall cooperate with the Buyer in connection with reasonable actions deemed necessary by the Buyer to transition the economic value of the Purchased Assets to the Buyer and shall furnish such information and other assistance as the Buyer may reasonably request from time to time. Except as otherwise contemplated by this Agreement, from and after the Closing Date, the Seller Parties shall, and shall cause each Seller Affiliate to, as promptly as practicable (but in any event within five (5) business days), pay or transfer to the Buyer or, in the event deemed necessary or advisable by the Buyer, to another Affiliate of the Buyer an amount equal to any funds, compensation or other cash or non-cash remuneration (including, without limitation, any non-cash perks provided by insurance carriers or financial institutions) or any other tangible or intangible assets arising out of or relating to the Business or the Purchased Assets, including, without limitation, (i) all rights to receive income earned but not paid or otherwise deferred payable to any Seller Party or any Seller Affiliate (as hereinafter defined) relating to the operation of the Business or any predecessor of the Business and (ii) any Purchased Asset, received directly or indirectly, by any Seller Party or Seller Affiliate (or any employee of any of the foregoing) from a third party or otherwise. This shall be a continuing obligation of each Seller Party.
(d)
Filings with Governmental Authorities. The Seller Parties agree to provide to the Buyer any reports, forms, statements, certificates or other documents or information that the Buyer may reasonably request in connection with any filing to be made by the Buyer or any member of the NFP Group with the SEC or any other Governmental Authority.
(e)
Transfer of Purchased Assets and Relationships. Following the Closing, the Seller shall, and shall cause its Affiliates to, take all actions and to do all things necessary to consummate the transactions contemplated by this Agreement, including without limitation, as necessary, transferring the Purchased Assets and Client relationships to the Buyer as expeditiously as possible, ensuring the Buyer’s proper designation as the broker of record with respect to all applicable Clients, adding the Buyer as a Person authorized to draw on or make withdrawals from the bank accounts included in the Purchased Assets and providing any assistance requested by the Buyer to effectuate the foregoing, as promptly as practicable following the Closing. In furtherance thereof, as promptly as practicable following the Closing Date, the Seller, to the extent requested by the Buyer, shall (a) issue a joint letter with the Buyer to all insurance companies that issue policies for the Purchased Assets, informing such companies of the transactions contemplated hereby and that all commissions in respect of the applicable insurance policies in effect with respect to the Purchased Assets and due to the Buyer pursuant to Section 1.1 hereof should be forwarded to the Buyer, and/or (b) issue a joint letter with the Buyer to all applicable clients of the Seller, informing such clients of the transactions contemplated hereby. Any such letter shall be in form and substance reasonably satisfactory to the Buyer. The Seller Parties shall provide to the Buyer such information as is reasonably requested by the Buyer and relates to the Purchased Assets. The Seller shall use commercially reasonable efforts to assist the Buyer in promptly transitioning the applicable clients of the Seller to the Buyer, with minimum disruption to such clients, and servicing such clients, including, without limitation, forwarding emails and other communications received by the Seller Parties relating to the Purchased Assets to the Buyer. As expeditiously as possible following the Closing, but in no event later than five (5) business days following the Closing, the Seller shall, and shall cause its Affiliates to, deliver to the Buyer all files, books and records constituting the Purchased Assets, whether in paper or electronic form.
(f)
Post-Closing Access. Following the Closing Date, the Seller Parties shall, and shall cause their Affiliates to, preserve and keep the books and records relating to the Business that are not transferred to the Buyer for a period of three (3) years from the Closing Date or longer, as otherwise required under this Agreement or by applicable Law. From and after the Closing, the Seller Parties shall, and shall cause their Affiliates to, upon reasonable notice by the Buyer to the Seller to use commercially reasonable efforts to (i) provide the Buyer and its representatives reasonable access to their properties, information, data, books, records, employees and auditors to the extent relating to the Business with respect to any pre-Closing period or matter occurring prior to the Closing and not transferred to the Buyer, and (ii) permit the Buyer and its representatives to make such copies and inspections of any such information, data, books and records as any of them may reasonably request; provided, that such information may be redacted as necessary (x) to comply with contractual obligations, (y) to address good faith legal privilege or confidentiality concerns or (z) to comply with applicable Laws.
5.3
Seller Employees.
(a)
The Buyer will, as of the Closing Date, offer employment or a position as an independent contractor to the employees and individual independent contractors of the Seller who participate or are engaged in, or support or are associated with, the Business, the names and positions of which are set forth on Schedule 5.3(a) (those accepting the Buyer’s offer, each, a “Transferred Individual”). Except only as otherwise agreed in writing by the Buyer, the Buyer’s offers to the Transferred Individual will provide that such relationships shall be terminable “at will” and will include such other terms and conditions as determined by the Buyer in its discretion. The Seller shall ensure that the employment or engagement of (x) all Transferred Individuals who accept Buyer’s offer of employment on the Closing Date has terminated as of the close of business on the Closing Date and (y) all other employees and independent contractors listed on Schedule 5.3(a) has terminated as of the earlier of (i) the date they accept Buyer’s offer of employment (and become Transferred Individuals as of such date) or (ii) the close of business on April 30, 2024, in each case, in accordance with all applicable Laws and shall provide any required notices in a timely manner in connection therewith and shall otherwise comply with all applicable Laws and be responsible for any associated payments owed in connection with such terminations. Buyer shall become the legal employer of the Transferred Individuals as of the later of the Closing Date and the date on which such Transferred Individual commences providing services for the Buyer. The Seller Parties shall reasonably cooperate with the Buyer in its efforts to secure employment or contractor arrangements with those employees and independent contractors of the Seller to whom the Buyer makes such offers, to the extent permitted under applicable Laws. The Seller Parties shall provide the Buyer with such employment or service information as to the employees and independent contractors of the Seller as the Buyer may reasonably request, to the extent permitted under applicable Laws. Nothing contained in this Agreement shall be construed, other than as agreed with any Transferred Individual in such Transferred Individual’s offer letter, (i) as requiring the Buyer or any of its Affiliates to employ or continue the employment of any specific employee or (ii) as granting any employees or independent contractors of the Seller any rights hereunder as third party beneficiaries. The Seller shall bear any and all obligations (including with respect to issuance of any required notices) and liability under the WARN Act (to the extent that it applies) resulting from employment losses pursuant to this Section 5.3 relating to actions taken on or prior to the Closing Date. “WARN Act” means the federal Worker Adjustment and Retraining Notification Act of 1988, and similar state, local and foreign laws related to plant closings, relocations, mass layoffs and employment losses. For the avoidance of doubt, no employee of the Seller (including any individual who may be a “Transferred Individual”) shall be deemed to be included in the Sale contemplated by this Agreement for purposes of the WARN Act, and therefore, all responsibility to give any notices required by the WARN Act (to the extent that it applies) shall rest solely with the Seller, to the extent permitted under applicable Laws.
(b)
The Seller Parties shall not enforce or assert against any Transferred Individual (following the date such Transferred Individual becomes an employee of the Buyer or its Affiliates) any claims that would prohibit or place conditions on any such individual’s acceptance of an offer by the Buyer or any of its Affiliates, any such individual’s employment or engagement by the Buyer or any of its Affiliates, or any actions taken by any such individual as an employee or independent contractor of the Buyer or any of its Affiliates. Without limiting the foregoing, the Seller Parties hereby unconditionally and irrevocably, as of and following the Closing Date, waive, release and agree not to enforce against, or with respect to, any Transferred Individual, any non-solicitation of clients or employees restrictions, non-acceptance restrictions, non-interference restrictions, non-inducement restrictions, confidentiality restrictions (other than confidentiality restrictions exclusively as they relate to Parent’s and its Affiliates’ wealth management business), non-competition restrictions or any other restrictive covenants. Set forth on Section 5.3(b) of the Disclosure Schedule hereto are all Contracts, including, without limitation, any restrictive covenant agreements, by and between Seller or its Affiliates, on the one hand, and any Transferred Individual, on the other hand.
(c)
The Seller shall be solely responsible for, and the Buyer shall have no obligations whatsoever for, any compensation or other amounts payable to any current or former employee, officer, director, independent contractor or consultant of the Seller, including, without limitation, hourly pay, commission, bonus, salary, accrued vacation, fringe, pension or profit sharing benefits or severance pay, for any service with the Seller, or the termination of such service, including the employer’s share of employment, Social Security and payroll Taxes related thereto, for any period relating to service with the Seller at any time on or prior to the Closing Date. The Seller shall pay and report all such amounts to all entitled persons on or prior to the Closing Date or within fifteen (15) days after the Closing Date, or in the case of severance payments, on or prior to the date such amounts are contractually required to be paid. Notwithstanding the foregoing, the effective hire date for any Transferred Individual who, on the Closing Date, is absent from work due to short-term disability, long-term disability, circumstances covered by workers’ compensation, military leave, Family and Medical Leave Act leave or other authorized leave of absence shall be the date on which the individual is able to return to active employment within the time required under the Seller’s applicable leave of absence policy but not more than within five (5) months after the Closing Date (the “Deferred Hire Date”). At its expense until the Deferred Hire Date, the Seller will continue to provide the applicable leave and related leave benefits to any Transferred Individual who has accepted Buyer’s offer of employment and is on leave in accordance with the original terms and conditions applicable to such leave and any applicable legal requirement. Buyer may rescind any offer of employment to a Transferred Individual who is unable to return to work by the Deferred Hire Date.
(d)
The Seller shall remain solely responsible for: (i) the satisfaction of all claims for medical, dental, life insurance, health accident or disability benefits brought by or in respect of current or former employees, officers, directors, independent contractors or consultants of the Seller or the spouses, dependents or beneficiaries thereof, which claims relate to events occurring on or prior to the Closing Date, and (ii) all workers’ compensation claims of any current or former employees, officers, directors, independent contractors or consultants of the Seller which relate to events occurring on or prior to the Closing Date. The Seller shall pay, or cause to be paid, all such amounts to the appropriate persons as and when due. For the avoidance of doubt, Buyer shall be solely responsible for all similar claims that relate to events occurring after the Closing Date.
(e)
Effective as soon as practicable following the Closing Date, the Seller, or any applicable Affiliate, shall make reasonable efforts to provide Transferred Individuals the option to rollover from the defined contribution retirement plan that it maintains, to the defined contribution retirement plan maintained by the Buyer or its Affiliates to the extent permitted by applicable Law and ERISA, with respect to those employees of the Seller who become employed by the Buyer, or an Affiliate of the Buyer, in connection with the transactions contemplated by this Agreement.
(f)
Effective as soon as practicable following the Closing Date, the Seller, or any applicable Affiliate, shall make reasonable efforts to amend the plan participant loan policy of the defined contribution retirement plan that it maintains, as deemed necessary by the Seller, to provide participants the ability to rollover outstanding participant loans that are in compliance with applicable Law to another qualified plan which accepts participant loan rollovers, provided that Seller’s defined contribution retirement plan permits such amendment. The Buyer shall use commercially reasonable efforts to provide Transferred Individuals with eligibility to participate in the Buyer’s 401(k) plan as of the dates specified in the Transition Services Agreement.
(g)
With respect to COBRA, it is agreed that individuals who had a COBRA qualifying event on or prior to the Closing Date, and who timely elect COBRA coverage under Seller’s applicable plans, shall be covered under Seller or Seller Affiliate’s applicable plan(s) for the remainder of any COBRA coverage period to which they are entitled under applicable law. The Seller Parties covenant and agree that the Seller or Parent, as applicable, shall be responsible for providing continuation coverage for group health plans to all M&A qualified beneficiaries (as defined in Treas. Reg. Section 54.4980B-9, Q&A-4).
(h)
Nothing contained in this Agreement (but subject to the terms of the Employment Agreement) shall be construed (i) as requiring the Buyer or any of its Affiliates to continue the employment of any specific employee, (ii) to prohibit the Buyer or any of its Affiliates from, at any time after the Closing Date, changing the compensation, title, rank or job duties of any employee, (iii) as an amendment to any particular plan of the Buyer or an Affiliate of the Buyer or (iv) as obligating the Buyer or any of its Affiliates to maintain any particular employee benefit plan.
(i)
The Parties hereto acknowledge and agree that all provisions contained in this Section 5.3 are included for the sole benefit of the Parties hereto, and that, except as provided in Section 7.8, nothing in this Agreement, whether express or implied, shall create any third party beneficiary or other rights in any other Person, including, without limitation, any employee or former employee of the Seller (or any Transferred Individual), any participant in any Employee Benefit Plan or any benefit plan of the Seller, the Buyer or any Affiliate of the Buyer, or any dependent or beneficiary thereof.
5.4
Pension Plan. If the “adjusted funding target attainment percentage,” as defined in Section 436(j)(2) of the Code (“AFTAP”), of the Financial Institutions, Inc. Pension Plan (as a member of the New York State Bankers Retirement System) (the “Pension Plan”) for any plan year ending within two (2) years after the Closing Date, as reflected in the AFTAP Certification issued for such plan year by the Pension Plan’s actuary, is less than sixty percent (60%), the Parent shall notify the Buyer of such fact. Such notice shall be provided within thirty (30) days after the Parent receives the annual AFTAP Certification, required by Treas. Reg. Section 1.436-1(h)(4), for the relevant plan year from the Pension Plan’s actuary.
5.5
Insurance Policies.
(a)
Immediately prior to the Closing, the Seller Parties shall purchase, at the Seller Parties’ expense, an irrevocable “tail” or extended reporting policy (the “Tail Policy”) with respect to the Seller’s errors and omissions insurance policy in place as of immediately prior to the Closing, which shall survive for a period of not less than ten (10) years following the Closing Date and shall provide coverage on terms no less favorable than provided under the Seller’s errors and omissions insurance policy in place as of immediately prior to the Closing.
(b)
Parent shall not terminate, fail to renew or permit to lapse its professional liability, fiduciary liability, corporate counsel, management liability (including, without limitation, directors and officers and/or employment practice liability), cyber insurance, and/or errors and omissions insurance coverage (collectively, the “Parent Policies”) with respect to pre-Closing occurrences related to the Business, or otherwise take any action or fail to take any action the purpose or reasonably foreseeable result of which is the loss of coverage with respect to (i) any professional error and/or omission of the Seller or its employees, officers, directors, contractors or agents, in each case, with respect to the Business or the Purchased Assets, occurring within the six (6)-year period ending on the Closing Date, and (ii) any matter, related to the Seller or its employees, officers, directors, contractors or agents, in each case, with respect to the Business or the Purchased Assets, that was covered by its professional liability, fiduciary liability, corporate counsel, management liability (including, without limitation, directors and officers and/or employment practice liability) and/or cyber insurance coverage immediately prior to the Closing Date. Parent shall use commercially reasonable efforts to cooperate with Buyer with respect to any claim and/or cause of action relating to the pre-Closing period and with any applicable insurance carrier to ensure coverage and satisfaction of claims or causes of action, and shall take commercially reasonable efforts to preserve coverage for such claims or causes of action.
(c)
At any time upon written request, the Seller Parties shall provide Buyer with a certificate of insurance evidencing the Parent Policies, the Tail Policy and/or the actual policy issued by the insurance carrier.
5.6
Change of Name; Rebranding. At or immediately following the Closing, the Seller shall change its name from “SDN Insurance Agency, LLC”. Promptly thereafter, each of the Seller and Parent shall file any necessary documents to effect such name change with the Secretaries of State of the State of New York and all other appropriate authorities in all jurisdictions in which the Seller is qualified to do business. From and after the Closing, the Seller shall cease to be an active operating company, and neither the Seller nor Parent shall use the name “SDN”, ”SDN Insurance” or any similar name in connection with any business. From and after the Closing, the Buyer and its Affiliates may choose to rebrand and/or rename the Business as it determines in its sole discretion.
5.7
Broker of Record. At or immediately following the Closing, the Seller Parties shall, and shall cause each of their Affiliates to (the Seller Parties, together with their Affiliates, the “Seller Group”), name NFP or its designee as the broker of record or agent of record (the “Broker of Record Arrangement”) with respect to all insurance policies of the Seller Group in respect of which the Business earned revenue during the twelve- (12)-month period ending December 31, 2023 (together with any renewal, substitution, exchange or replacement thereof, the “Seller Group Brokered Policies”). During the five- (5)-year period commencing on the Closing Date, the Seller Group shall not terminate the Broker of Record Arrangement with respect to any Seller Group Brokered Policy, and shall ensure that NFP and/or its designee will continue to be the exclusive insurance broker for the Seller Group with respect to the Seller Group Brokered Policies

In connection with the Broker of Record Arrangement, NFP shall (i) use commercially reasonable efforts to obtain, on behalf of the Seller Group, quotes from a commercially reasonable number of carriers with respect to the Seller Group Brokered Policies and (ii) be subject to applicable customary service standards. Seller Group shall consider in good faith additional proposals by NFP or its Affiliates to serve as their broker of record for any other insurance needs of the Seller Group. Notwithstanding anything to the contrary set forth herein, the Seller Parties shall have the right to terminate their obligations set forth in this Section 5.7 in the event that there is a Change in Control (as defined in the Restrictive Covenant Agreement) of Parent or Five Star Bank, and the Seller Parties shall provide written notice to NFP no less than ninety (90) days prior to the effective time of the Change in Control and such termination shall not become effective until the later of the effective time of the Change in Control or the date set forth in such written notice thereof.
ARTICLE VI

CLOSING CONDITIONS AND DELIVERABLES
6.1
Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) is taking place simultaneously with the execution and delivery of this Agreement on the date first above written (the date on which the Closing shall take place, the “Closing Date”), at the offices of the Buyer. The effective date of the Closing for economic purposes shall be deemed to have occurred as of the open of business on April 1, 2024 (the “Effective Date”).
6.2
Actions at Closing by Buyer. On or prior to the Closing, unless waived by the Seller:
(a)
Each of William Gallagher shall have received a counterpart of the applicable Employment Agreement duly executed by Buyer;
(b)
The Seller shall have received a counterpart of the Restrictive Covenant Agreement duly executed by the Buyer;
(c)
The Seller Parties shall have received a counterpart of the Transition Services Agreement duly executed by the Buyer;
(d)
The Parent shall have received a counterpart of the Strategic Marketing Agreement, duly executed by the Buyer;
(e)
The Seller shall have received a counterpart to a Bill of Sale and Assignment and Assumption Agreement which is attached as Exhibit E hereto (the “Bill of Sale”) duly executed by the Buyer;
(f)
The Seller shall have received a counterpart to an Assignment and Assumption of Contract which is attached as Exhibit F hereto (each, an “Assignment and Assumption of Contract”) duly executed by the Buyer, with respect to each Assigned Contract for which the Buyer requires such an Assignment and Assumption of Contract to be executed by the Seller Parties; and
(g)
The Seller shall have received a counterpart to an Intellectual Property Assignment which is attached as Exhibit G hereto (the “Intellectual Property Assignment”) duly executed by the Buyer, with respect to the Assigned Intellectual Property Assets for which the Buyer requires such an Intellectual Property Assignment to be executed by the Seller Parties.
(h)
The Buyer shall have paid the Closing Wire in accordance with Section 1.5.

6.3
Actions at Closing by the Seller Parties. On or prior to the Closing, unless waived by Buyer:
(a)
All Seller Required Consents shall have been obtained, made or filed without any significant conditions or restrictions imposed on the Seller Parties or the Business and evidence thereof, in form and substance satisfactory to the Buyer, shall have been delivered to the Buyer;
(b)
The Buyer shall have received a counterpart of the Employment Agreement duly executed by each of William Gallagher and Buyer and the Employment Agreement shall be in full force and effect;
(c)
The Buyer shall have received a counterpart of the Restrictive Covenant Agreement duly executed by the Seller Parties and the Restrictive Covenant Agreement shall be in full force and effect;
(d)
The Buyer shall have received a counterpart of the Transition Services Agreement duly executed by the Seller Parties and the Transition Services Agreement shall be in full force and effect;
(e)
The Buyer shall have received a counterpart of the Strategic Marketing Agreement duly executed by the Parent, and the Strategic Marketing Agreement shall be in full force and effect;
(f)
The Buyer shall have received a counterpart of the Bill of Sale duly executed by the Seller Parties;
(g)
The Buyer hall have received a counterpart to each Assignment and Assumption of Contract duly executed by the Seller;
(h)
The Buyer shall have received a counterpart to the Intellectual Property Assignment duly executed by the Seller Parties;
(i)
All proceedings of the Seller Parties that are required in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Buyer and its counsel, and the Buyer and its counsel shall have received such evidence of any such proceedings, certified if requested, as may be reasonably requested and is customary in transactions such as this one;
(j)
Each Seller Party shall have delivered to the Buyer an executed copy of IRS Form W-9, Request for Taxpayer Identification Number and Certification;
(k)
The Seller shall have provided written notice in form and substance reasonably satisfactory to the Buyer to its broker-dealers, if any, of the transactions contemplated by this Agreement and shall have provided evidence reasonably satisfactory to the Buyer of such notice;
(l)
The Seller shall have delivered to the Buyer a copy of the organizational documents of the Seller, certified by the Secretary of State (or comparable officer) of the jurisdiction of the Seller’s formation, as applicable, as of a date not earlier than ten (10) business days prior to the Closing Date and accompanied by a certificate of the Secretary of the Seller, dated as of the Closing Date, stating that no amendments have been made to such organizational documents since such date;
(m)
Each Seller Party shall have delivered to the Buyer a certificate, signed by an authorized officer of such Seller Party, certifying as to (i) the names and incumbency of each of the officers of such Seller Party executing this Agreement or any Ancillary Document, (ii) the operating agreement or by-laws of such Seller Party and (iii) all resolutions adopted by such Seller Party in connection with this Agreement;

(n)
Each Seller Party shall have delivered to the Buyer a copy of the good standing certificate with respect to such Seller Party from the Secretary of State (or comparable officer) of the jurisdiction of such Seller Party’s formation or incorporation, as applicable, and each other state where such Seller Party is qualified to do business, as of a date not earlier than ten (10) business days prior to the Closing Date;
(o)
The Seller shall have provided Payoff Letters in form and substance reasonably satisfactory to the Buyer regarding payoff of all Outstanding Indebtedness of the Seller; and
(p)
The Seller Parties shall have provided a fully executed payment and release agreement, in form and substance reasonably satisfactory to the Buyer, between the Seller Parties and each of Landmark Group of Brighton Inc and North Woods Capital Benefits LLC.

ARTICLE VII

MISCELLANEOUS
7.1
Indemnification.
(a)
The Seller Parties shall jointly and severally indemnify and hold harmless the Buyer and its subsidiaries and Affiliates (including the NFP Group) and its and their respective officers, directors, managers, stockholders, members, employees and agents (collectively, the “Buyer Indemnified Parties”), from and against all losses, costs, claims, damages, liabilities, expenses (including reasonable attorneys’ fees, accountants’ fees, experts’ fees, vendors’ fees and expenses in connection with any action, suit, appeal or proceeding, whether involving a third-party claim or a first-party claim solely between the Parties hereto), fines and penalties (collectively, “Losses”) incurred or suffered by any Buyer Indemnified Party, directly or indirectly, arising out of or relating to any of the following:
(i)
the inaccuracy in, or breach of, any representation or warranty contained in this Agreement made by any Seller Party or in any certificate or document delivered by or on behalf of any Seller Party;
(ii)
the breach or violation by any Seller Party of any of its covenants or agreements contained in this Agreement or the Restrictive Covenant Agreement;
(iii)
any Taxes of any Seller Party with respect to any taxable period, or any other Taxes with respect to the Business or the Purchased Assets with respect to any Tax period or portion thereof ending on or prior to the Closing Date;
(iv)
any Indebtedness of the Seller or any of its Affiliates;
(v)
any Excluded Asset or Excluded Liability;
(vi)
the termination, separation or resignation of any employee of the Seller, including, without limitation, any severance, deferred compensation payments, termination payments, Liabilities or other obligations owed or owing by the Seller (or any Affiliate thereof) to such Persons; and/or
(vii)
any actions or omissions in connection with the Seller Required Consents.

Solely for the purposes of determining under this Section 7.1(a) whether there has been a breach of any representation or warranty in this Agreement or in any document or certificate by or on behalf of any Seller Party pursuant hereto, and the amount of any Losses associated therewith, the Parties agree (1) that all references to “material,” “materially,” “materiality” or any correlative terms and Material Adverse Effect shall be disregarded, and (2) that the representations and warranties are made for purposes of this Section 7.1(a) as if those disregarded words were not included.

(b)
The Buyer shall indemnify and hold harmless the Seller and its subsidiaries and Affiliates and its and their respective officers, directors, managers, stockholders, members, employees and agents (collectively, the “Seller Indemnified Parties”), from and against all Losses incurred or suffered by any Seller Indemnified Party, directly or indirectly, arising out of or relating to any of the following:
(i)
the inaccuracy in, or breach of, any representation or warranty contained in this Agreement made by the Buyer or in any certificate or document delivered by the Buyer at the Closing;
(ii)
the breach or violation by the Buyer of any of its covenants or agreements contained in this Agreement; and/or
(iii)
any Assumed Liability.

Solely for the purposes of determining under this Section 7.1(b) whether there has been a breach of any representation or warranty in this Agreement or in any document or certificate by or on behalf of the Buyer pursuant hereto, and the amount of any Losses associated therewith, the Parties agree (1) that all references to “material,” “materially,” “materiality” or any correlative terms and Buyer Material Adverse Effect shall be disregarded, and (2) that the representations and warranties are made for purposes of this Section 7.1(b) as if those disregarded words were not included.

(c)
In the event that any claim or demand for which an indemnifying party (“Indemnitor”) would be liable to an indemnified party (“Indemnitee”) hereunder is asserted against or sought to be collected from an Indemnitee by a third party, the Indemnitee shall notify the Indemnitor of such claim or demand, specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand) (the “Claim Notice”). The Indemnitor shall then have ten (10) days from the personal delivery or mailing of the Claim Notice (the “Notice Period”) to notify the Indemnitee (i) whether or not it disputes its liability to the Indemnitee hereunder with respect to such claim or demand and (ii) to the extent it acknowledges its full responsibility for such liability, whether or not it desires, at its sole cost and expense, to defend the Indemnitee against such claim or demand.
(i)
If the Indemnitor disputes its liability with respect to such claim or demand or the amount thereof (whether or not the Indemnitor desires to defend the Indemnitee against such claim or demand as provided in paragraphs (ii) and (iii) below), such claim or demand shall not be settled without the prior written consent of the Indemnitee.
(ii)
In the event that the Indemnitor notifies the Indemnitee within the Notice Period that it desires to defend the Indemnitee against such claim or demand, then, except as hereinafter provided, the Indemnitor shall have the right to defend the Indemnitee by appropriate proceedings, which proceedings shall be promptly settled or prosecuted by it to a final conclusion in such a manner as to avoid any risk of the Indemnitee becoming subject to liability for any other matter; provided, however, the Indemnitor shall not, without the prior written consent of the Indemnitee, consent to the entry of any judgment against the Indemnitee or enter into any settlement or compromise which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the Indemnitee of a release, in form and substance satisfactory to the Indemnitee, from all liability in respect of such claim or litigation. If any Indemnitee desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense; provided that, if the Indemnitee shall have been advised that in the reasonable opinion of counsel there may be one or more legal defenses available to it which are different from or in addition to those available to the Indemnitor and that the assertion of such defenses may create a conflict of interest such that it would be inappropriate for counsel to the Indemnitor to represent the Indemnitee, then one such separate counsel may be retained by the Indemnitee at the expense of the Indemnitor. The Indemnitor shall promptly provide the Indemnitee with copies of all material communications (written or otherwise) in relation to the defense or settlement of such claim or litigation. If, in the reasonable opinion of the Indemnitee, any such claim or demand or the litigation or resolution of any such claim or demand involves an issue or matter which could have a materially adverse effect on the business, operations, assets, or properties of the Indemnitee or any of its Affiliates, including without limitation the administration of the Tax Returns and responsibilities under the Tax Laws of any Indemnitee or any of its Affiliates, or such claim is for equitable or injunctive relief, or could impose criminal liability or criminal damages, or could impose liability on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder, then the Indemnitee shall have the right to control the defense or settlement of any such claim or demand, and its reasonable costs and expenses shall be included as part of the indemnification obligation of the Indemnitor hereunder; provided, however, that the Indemnitee shall not settle any such claim or demand without the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld, conditioned or delayed. If the Indemnitee should elect to exercise such right, the Indemnitor shall have the right to participate in, but not control, the defense or settlement of such claim or demand, at its sole cost and expense.
(iii)
If the Indemnitor elects not to defend the Indemnitee against such claim or demand, whether by not giving the Indemnitee timely notice as provided above or otherwise, then the amount of any such claim or demand, or that portion thereof as to which such defense is unsuccessful, in each case shall be conclusively deemed to be a liability of the Indemnitor hereunder, unless the Indemnitor shall have disputed its liability to the Indemnitee hereunder, as provided above.
(iv)
In the event an Indemnitee should have a claim against the Indemnitor hereunder that does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnitee shall promptly send a Claim Notice with respect to such claim to the Indemnitor. If the Indemnitor does not notify the Indemnitee within the Notice Period that it disputes such claim, the amount of such claim shall be conclusively deemed a liability of the Indemnitor hereunder.
(v)
A failure by an Indemnitee to give timely or accurate notice as provided in this Section 7.1(c) will not affect the rights or obligations of the Indemnitor hereunder except and only to the extent that the Indemnitor establishes that as a result of such failure the Indemnitor was directly and materially damaged.
(vi)
If it is determined by a court or other tribunal of competent jurisdiction or by mutual agreement of the Indemnitee and the Indemnitor that the Indemnitor was responsible to indemnify hereunder for any claim, then, subject to the provisions of Section 7.3 hereof, the Indemnitor shall within ten (10) days following the date of such resolution or agreement, pay to the Indemnitee all Losses paid or incurred by the Indemnitee in connection with such claim, including, the costs the Indemnitee incurred conducting the defense of such claim.
(d)
Any payment made to or on behalf of a party pursuant to this Section 7.1 shall be treated by the Buyer and the Seller Parties for federal income tax purposes as an adjustment to the Purchase

Price, and the Parties agree, not to take any position inconsistent therewith, unless a final determination (which shall include the execution of a Form 870‑AD or successor form) with respect to the Indemnitee causes any such payment not to constitute an adjustment to the Purchase Price for federal income tax purposes.
(e)
The Buyer may cause Losses to which Buyer Indemnified Parties are entitled to indemnification by the Seller Parties under Section 7.1(a), including in respect of claims relating to Losses actually incurred by a Buyer Indemnified Party, in which case the amount of such offset shall be the amount of such actual Loss, or bona fide claims actually asserted by a third party, in which case the amount of such offset shall not exceed the Buyer’s good faith estimate of the amount of indemnifiable Losses that will ultimately be payable to any Buyer Indemnified Parties in respect of such claims, to be satisfied by any one or more of the following methods, as determined by the Buyer: (i) by offsetting the amount of such Losses against the Purchase Price due to the Seller hereunder (if any), (ii) by offsetting the amount of such Losses from any sums due from the Buyer or its Affiliates to the Parent under the Transition Services Agreement, or (iii) by proceeding directly against the Seller Parties, subject to the limitations set forth in Section 7.3.
7.2
Survival of Representations and Warranties. All representations and warranties made by the Parties in this Agreement, or in connection with the negotiation, execution and performance of this Agreement, shall survive the Closing for twenty-four (24) months; provided, that, the Fundamental Representations shall survive the Closing for six (6) years. Notwithstanding any investigation or audit conducted before or after the Closing Date, any knowledge acquired (or capable of being acquired) at any time, or the decision of the Parties to complete the Closing, each Party shall be entitled to rely upon the representations and warranties set forth in this Agreement, and in any certificate or document delivered by a Party in connection herewith, and none of such representations and warranties shall be deemed waived or modified in any respect by reason of any such investigation and each of the Parties is entering into the transactions contemplated hereby in express reliance upon the representations and warranties contained in this Agreement and the certificates and documents delivered in connection herewith. The waiver of any condition contained in this Agreement or in any Ancillary Document based on the breach of any such representation or warranty, or on the performance of or compliance with any such covenant or agreement, will not affect the right of any Buyer Indemnified Party or Seller Indemnified Party to indemnification pursuant to this Article VII based on such representation, warranty, covenant or agreement. Notwithstanding the foregoing, no obligation under Section 7.1 shall terminate with respect to any Losses as to which the Person to be indemnified has given notice to the indemnifying party in accordance with this Agreement during the applicable survival period or for Losses based on fraud, willful misconduct or intentional misrepresentation.

For purposes of this Agreement, the “Fundamental Representations” shall mean those representations and warranties set forth in Section 2.1 (Organization and Standing), Section 2.2 (Corporate Power and Authority), Section 2.3 (Conflicts, Consents and Approvals), Section 2.5 (Brokers, Finders and Agents), Section 2.6 (Financial Capability), Section 3.1 (Organization and Standing), Section 3.2 (Subsidiaries and Investments), Section 3.3 (Capitalization of the Seller), Section 3.4 (Conflicts, Consents and Approvals), Section 3.7(d) (Abandoned or Unclaimed Property), Section 3.10 (Title to Assets/Real Property), Section 3.17 (Conflicts of Interest; Affiliate Transactions), Section 3.23 (Brokerage and Finder’s Fee), Section 4.1 (Organization and Standing), Section 4.2 (Power), Section 4.3 (No Violation) and Section 4.4 (Consents and Approvals).

7.3
Limitations on Indemnification.
(a)
Notwithstanding any other provision in this Agreement to the contrary, but subject to this Section 7.3(a), neither the Seller Parties, on the one hand, nor the Buyer, on the other hand, shall be liable to indemnify any Indemnitee until the aggregate of all claims for which indemnity is required to be made hereunder by the Seller Parties, on the one hand, or the Buyer, on the other hand, exceeds $150,000 (the “Threshold”), in which case the Seller Parties, on the one hand, or the Buyer, on the other hand, shall indemnify the Buyer Indemnified Parties or the Seller Indemnified Parties, as applicable, for all Losses without regard to the Threshold; provided, that, the Threshold shall not apply to any claim for indemnification to the extent such claim is based upon (1) a breach of any Fundamental Representation, (2) Losses for indemnification claims pursuant to Sections 7.1(a)(ii), (iii), (iv), (v), (vi), or (vii), or Sections 7.1(b)(ii) or (iii), or (3) to the extent such claim is based upon fraud, intentional misrepresentation or willful misconduct. For the avoidance of doubt, claims for indemnification pursuant to Section 7.1(a)(ii) for a breach of the Restrictive Covenant Agreement shall not be subject to the Threshold.
(b)
Notwithstanding any other provision in this Agreement to the contrary, but subject to this Section 7.3, the maximum liability that either the Buyer, on one hand, or the Seller Parties, on the other hand, shall have to any Indemnitee, with respect to all claims for indemnification hereunder shall not exceed 40% of the Purchase Price (the “Cap”); provided, that, the Cap shall not apply to any claim for indemnification to the extent such claim is based upon (1) a breach of any of the Fundamental Representations, (2) Losses for indemnification claims pursuant to Sections 7.1(a)(ii), (iii), (iv), (v), (vi), or (vii), or Sections 7.1(b)(ii) or (iii), or (3) to the extent such claim is based upon fraud, intentional misrepresentation or willful misconduct. For the avoidance of doubt, claims for indemnification pursuant to Section 7.1(a)(ii) for a breach of the Restrictive Covenant Agreement shall not be subject to the Cap. Notwithstanding any other provision in this Agreement to the contrary, but subject to this Section 7.3, the maximum liability that either the Buyer, on one hand, or the Seller Parties, on the other hand, shall have to any Indemnitee, with respect to all claims for indemnification hereunder with respect to a breach of any of the Fundamental Representations shall not exceed 100% of the Purchase Price.
7.4
Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (x) when received, if delivered personally, (y) one (1) business day after being dispatched by a nationally recognized one (1) night courier service, or (z) on the date of transmission if sent by electronic mail (provided the sending party does not receive an automatically generated message that such e-mail could not be delivered to the recipient), in each case addressed to the intended recipient at the following addresses (or at such other address for a Party as shall be specified by like notice):
(a)
if to the Buyer:

NFP Property & Casualty Services, Inc.

c/o NFP Corp.
340 Madison Avenue, 20th Floor
New York, NY 10173
Attention: General Counsel
Email: Generalcounsel@nfp.com

(b)
if to the Seller Parties:

Financial Institutions, Inc.
220 Liberty Street
Warsaw, New York 14569
Attention: Samuel J. Burruano, Jr., EVP, Chief Legal Officer and Corporate Secretary

Email: SJBurruano@five-starbank.com

Copy to:

Luse Gorman, PC

5335 Wisconsin Avenue, NW, Suite 780
Washington, D.C. 20015
Attention: Jeffrey Cardone, Esq. and Marc Levy, Esq.
Email: jcardone@luselaw.com and mlevy@luselaw.com

7.5
Interpretation. Except as otherwise explicitly specified to the contrary, (a) references to an Article or Section mean an Article or Section of this Agreement, (b) the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement, (c) the word “include”, “includes” or “including” shall be construed as “include, without limitation”, “includes, without limitation,” or “including, without limitation”, respectively, (d) references to a particular statute or regulation include all rules and regulations thereunder and any predecessor or successor statute, rule or regulation, in each case as amended or otherwise modified from time to time, (e) words in the singular or plural form include the plural and singular form, respectively, (f) words expressed in the masculine shall include the feminine and neuter genders and vice versa, (g) the word “will” shall have the same meaning as the word “shall”, (h) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends and shall not simply mean “if”, (i) references to “day” or “days” in the lower case means calendar days, (j) references to the “date hereof” are to the date of this Agreement, (k) the words “hereof”, “herein”, “hereto”, and “hereunder”, and words of similar import, shall refer to this Agreement as a whole and not any particular provisions of this Agreement, (l) references to dollars or “$” are to United States dollars, (m) references to a particular Person include such Person’s successors and assigns to the extent not prohibited by this Agreement or, if applicable, the applicable Contract, (n) the phrase “ordinary course of business” shall be construed as “ordinary course of business, consistent with past practice” and (o) references to any agreement (including this Agreement), document or instrument shall mean such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. Each provision contained in this Agreement will have independent significance regardless of whether a separate provision addresses the same subject matter with more or less specificity.
7.6
Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same Agreement. The Parties may execute more than one copy of the Agreement, each of which shall constitute an original, and each of which alone and all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signatures or other electronic signatures (including the delivery of signed documents in PDF or TIF format or by means of DocuSign or other electronic signature platforms). If electronic signatures are used by the Parties to execute this Agreement, the Parties agree under the Delaware Uniform Electronic Transactions Act, Del. Code Ann. tit. 6, Section 12A – 115 (d), that the place of sending and receiving this Agreement shall be in the State of Delaware.
7.7
Entire Agreement. This Agreement (including the documents and the instruments referred to in this Agreement) and the Ancillary Documents constitute the entire agreement among the Parties and supersedes all prior agreements, understandings, and representations by or among the Parties, written and oral, with respect to the subject matter of this Agreement (including the documents and instruments referred to in this Agreement) and the Ancillary Documents.
7.8
Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to create any third party beneficiaries other than any of the members of the NFP Group, which are expressly intended to be third party beneficiaries of this Agreement. Each Seller Party acknowledges that an affiliate of the Buyer has entered into a definitive agreement to be acquired by an affiliate of Aon plc (the transaction contemplated thereby, the “Aon Transaction”), and therefore, each Seller

Party acknowledges and agrees that Aon plc and its Affiliates will be deemed Affiliates of the Buyer following the closing of the Aon Transaction.
7.9
Governing Law; Resolution of Disputes. It is the Parties’ intent that this Agreement shall be governed by, and construed and enforced in accordance with, the Federal Arbitration Act (“FAA”) with respect to the arbitration provisions herein, and for all other matters, including the Restrictive Covenants, shall be governed by the Laws of the State of Delaware without regard to principles of conflicts of law that would result in the application of the law of any other jurisdiction. It is the Parties’ intent that the FAA shall preempt in the event there is a conflict of federal, state or local Law as to the arbitrability of a claim, given the mutual benefits arbitration provides to the Parties. Any dispute or controversy between the Parties relating to or arising out of this Agreement or any amendment or modification hereof shall be exclusively determined by confidential arbitration in Wilmington, Delaware and pursuant to the rules then prevailing of JAMS; provided, however, that the requirement to arbitrate any dispute or controversy shall not apply to (i) claims by the Buyer or any other member of the NFP Group for injunctive or other equitable relief, (ii) matters for which arbitration is prohibited by applicable Law or (iii) criminal matters. The arbitration award shall be final and binding upon the Parties and judgment may be entered thereon in any court of competent jurisdiction. The Parties hereby agree that any federal or state court located in Wilmington, Delaware is a court of competent jurisdiction. The service of any notice, process, motion or other document in connection with any arbitration under this Agreement or the enforcement of any arbitration award hereunder may be effectuated either by personal service upon a Party or by certified mail, return receipt requested, duly addressed to him or it or to his or its executors, administrators, personal representatives, next of kin, successors or assigns, at the last known address or addresses of such Party or Parties. Notwithstanding the foregoing, the request by the Buyer or any other member of the NFP Group for specific performance and temporary, preliminary or permanent injunctive relief, whether prohibitive or mandatory, or other equitable remedies shall not be subject to arbitration and shall be adjudicated only by the state and/or federal courts residing in Wilmington, Delaware or, at the election of the Buyer or any other member of the NFP Group, in any other jurisdiction where the breach has occurred or is alleged to have occurred. Each Party irrevocably submits to the exclusive jurisdiction of such courts for such purposes, and waives and agrees not to assert in any such proceeding a claim that they are not personally subject to the courts referred to above, that the suit or action was brought in an inconvenient forum or that the venue of the suit or action is improper. Pursuant to Title 6 of the Delaware Code Section 2708(a), the Parties agree that they are subject to the jurisdiction of the courts of, or arbitration in, Wilmington, Delaware, and may be served with legal process within the State of Delaware or in any other manner provided by Law. In the event a court of competent jurisdiction or arbitrator determines that a Seller Party violated any of the Restrictive Covenants the Seller Parties shall reimburse the Buyer (and/or other applicable member(s) of the NFP Group, as the case may be) for all costs and expenses (including attorneys’ fees) incurred by the Buyer and/or such other member(s) of the NFP Group in connection with any legal proceeding (including arbitration) to enforce the Restrictive Covenant Agreement or to obtain any associated relief and collect any judgment related thereto. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY DISPUTE THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY DISPUTE. In any circumstances where one or more members of the NFP Group have rights hereunder as third party beneficiaries or otherwise, such members may also elect to participate in any arbitration or court action hereunder.
7.10
Remedies at Law. The Seller Parties acknowledge and agree that (a) the acquisition by the Buyer of the goodwill and confidential information of the Business is a material inducement to the Buyer to acquire the Purchased Assets and Assumed Liabilities and to enter into this Agreement and to enter into the Employment Agreement and consummate the transactions contemplated hereby and thereby, (b) the confidentiality, non‑competition, non‑solicitation, and other restrictive covenants contained in this

Agreement and the Restrictive Covenant Agreement are fair, reasonable, and no greater than necessary for the protection of such goodwill and confidential information as well as the NFP Group’s valuable customer, client, employee, contractor and other business relationships, and (c) the Buyer would not have been willing to acquire the Purchased Assets and Assumed Liabilities or enter into this Agreement or enter into the Employment Agreement but for the Seller Parties’ agreement to such confidentiality, non‑competition, non‑solicitation, and other restrictive covenants. Accordingly, the Seller Parties acknowledge and agree that the remedies available to the NFP Group as described in this Section 7.10 and in Section 7.11 hereof are reasonable and appropriate in light of the foregoing. The Seller Parties further agree that in the event of any breach of this Agreement or the Restrictive Covenant Agreement by any of them, the Buyer shall have all of the following remedies at law: (i) the offset of any damages incurred or suffered by the Buyer against any sums owed to the Seller Parties under this Agreement or under the Transition Services Agreement; (ii) commencement of an action for monetary and/or other damages; and/or (iii) any other remedy available at law. For the avoidance of doubt, the Parties agree that the remedies provided in this Agreement are non-exhaustive and shall be in addition to, and not in lieu or limitation of, any injunctive relief, damages, or other rights or remedies to which the applicable member(s) of the NFP Group is or may be entitled at law or in equity under this Agreement or otherwise.
7.11
Equitable Remedies. The Seller Parties acknowledge and agree that the rights of the Buyer under this Agreement and the Restrictive Covenant Agreement are of a specialized and unique character and that the Buyer will be immediately and irreparably harmed by any breach or threatened breach by any Seller Party of any of its obligations under this Agreement or the Restrictive Covenant Agreement. Accordingly, the Seller Parties acknowledge and agree that in the event of any breach or threatened breach of their obligations under this Agreement and/or the Restrictive Covenant Agreement, and notwithstanding any election by the Buyer to seek a remedy at Law as provided in Section 7.10 above, (i) the Buyer will be irreparably harmed by such breach or threatened breach, (ii) monetary damages would be grossly inadequate, and (iii) the Buyer shall, in addition and without prejudice to all other remedies available at Law (including those described above) or equity, be entitled to equitable relief, including, without limitation, temporary restraining orders and temporary, preliminary, and/or permanent injunctions, and specific performance, and such equitable relief may be sought without the necessity of posting a bond or other security. No breach or claimed breach of contract or violation of law by the Buyer or the NFP Group, or change in the nature, scope or duration of any Seller Party’s relationship with the Buyer or the NFP Group, shall operate to extinguish or in any way limit or impair such Seller Party’s obligations under this Agreement or the Restrictive Covenant Agreement.
7.12
Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign this Agreement or its rights or obligations hereunder without the prior written consent of the Buyer and the Seller, provided, however, that the Buyer may assign this Agreement, including its rights hereunder, to a corporation or other entity succeeding to substantially all of the assets or business of the Buyer whether by merger, consolidation, exchange, stock purchase, asset purchase or otherwise, or to an Affiliate, in each case, without the consent of the Seller.
7.13
Expenses. Subject to the provisions of Section 5.2, each of the Buyer and the Seller Parties shall pay and be responsible for their own costs and expenses associated with the transactions contemplated hereby; provided, that the Seller Parties shall pay and be responsible for the costs of the Seller associated with the transactions contemplated hereby, including any and all costs and expenses associated with obtaining, making or filing the Seller Required Consents. All fees and expenses to be paid for services rendered to the Seller Parties to all attorneys, accountants, investment bankers and other advisors or agents in connection with the transactions contemplated hereby (“Fees”) and all other Transaction Expenses shall be paid jointly and severally by the Seller Parties.

7.14
Severability. If the scope of any section, subsection, paragraph, clause, definition or other provision contained in this Agreement is held by an arbitrator or court of competent jurisdiction to be too broad to permit enforcement of such provision to its full extent, then such section, subsection, paragraph, clause, definition or other provision shall be enforced to the maximum extent permitted by Law, and the Parties hereby consent and agree that such scope shall be modified by such arbitrator or court of competent jurisdiction accordingly in any proceeding brought to enforce such section, subsection, paragraph, clause, definition or other provision. Furthermore, if any section, subsection, paragraph, clause, definition or other provision of this Agreement is held by an arbitrator or court of competent jurisdiction to be invalid or unenforceable even after modification intended to reflect the maximum period or scope legally permissible under the circumstances, such invalidity or unenforceability shall not affect the remainder of the sections, subsections, paragraphs, clauses, definitions or other provisions of this Agreement, which shall be enforceable and given full effect, without regard to the invalid or unenforceable portions which shall be severed.
7.15
Reliance on Counsel and Advisors. Each Party has consulted such legal, financial, technical or other experts as it deems necessary or desirable before entering into this Agreement or the other agreements contemplated hereby to which it is a party. Each Party represents and warrants that it has read, knows, understands and agrees with the terms and conditions of this Agreement and each of the other agreements contemplated hereby to which it is a party. Each Party acknowledges and agrees that in interpreting, construing or enforcing all terms of this Agreement, the law of the State of Delaware will control, as the Parties have a material connection to the State of Delaware.
7.16
Amendment. This Agreement may not be amended except by an instrument in writing signed by the Seller and the Buyer.

[END OF TEXT]

IN WITNESS WHEREOF, the Parties hereto have signed this Agreement as of the date first written above.

BUYER

NFP PROPERTY & CASUALTY SERVICES, INC.

By: /s/ Veronica Moo
Name: Veronica Moo

Title: Vice President

SELLER

SDN AGENCY, LLC

By: /s/Martin K. Birmingham
Name: Martin K. Birmingham

Title: Chair, Board of Managers

PARENT

FINANCIAL INSTITUTIONS, INC.

By: /s/Martin K. Birmingham
Name: Martin K. Birmingham

Title: President and Chief Executive Officer